EXHIBIT 10(A)
                                CREDIT AGREEMENT

                             DATED AS OF MAY 5, 1999

                                      AMONG

                          SANTA FE SNYDER CORPORATION,

                           THE BANKS SIGNATORY HERETO

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                             AS ADMINISTRATIVE AGENT

                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                        ASSOCIATION, AS SYNDICATION AGENT

            WELLS FARGO BANK (TEXAS), N.A., AS DOCUMENTATION AGENT

                    BANK ONE, TEXAS, N.A., AS MANAGING AGENT

                               ABN AMRO BANK N.V.
                         CREDIT LYONNAIS NEW YORK BRANCH
                      SALOMON BROTHERS HOLDING COMPANY INC.

                                  AS CO-AGENTS
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                                TABLE OF CONTENTS



Section 1.  DEFINITIONS AND ACCOUNTING MATTERS...............................1
      1.1.  CERTAIN DEFINED TERMS............................................1
      1.2.  ACCOUNTING TERMS AND DETERMINATIONS.............................21
      1.3.  TYPES OF LOANS..................................................22

Section 2.  COMMITMENTS.....................................................22
      2.1.  LOANS...........................................................22
      2.2.  LETTERS OF CREDIT...............................................23
      2.3.  TERMINATIONS, REDUCTIONS AND CHANGES OF COMMITMENTS.............26
      2.4.  FEES............................................................26
      2.5.  AFFILIATES; LENDING OFFICES.....................................26
      2.6.  SEVERAL OBLIGATIONS.............................................27
      2.7.  NOTES...........................................................27
      2.8.  USE OF PROCEEDS.................................................27
      2.9.  INCREASE OF COMMITMENTS.........................................28
      2.10  CHAPTER 346 DOES NOT APPLY......................................28

Section 3.  BORROWINGS AND PREPAYMENTS......................................29
      3.1.  BORROWINGS......................................................29
      3.2.  PREPAYMENTS.....................................................29

Section 4.  PAYMENTS OF PRINCIPAL AND INTEREST..............................29
      4.1.  REPAYMENT OF LOANS AND REIMBURSEMENT OBLIGATIONS................29
      4.2.  INTEREST........................................................30
      4.3.  SELECTION OF INTEREST RATES.....................................30

Section 5.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.................31
      5.1.  PAYMENTS........................................................31
      5.2.  PRO RATA TREATMENT..............................................31
      5.3.  COMPUTATIONS....................................................32
      5.4.  MINIMUM AND MAXIMUM AMOUNTS.....................................32
      5.5.  CERTAIN ACTIONS, NOTICES, ETC...................................32
      5.6.  NON-RECEIPT OF FUNDS BY THE AGENT...............................33
      5.7.  SHARING OF PAYMENTS, ETC........................................34

Section 6.  YIELD PROTECTION AND ILLEGALITY.................................35
      6.1.  ADDITIONAL COSTS................................................35
      6.2.  LIMITATION ON TYPES OF LOANS....................................37
      6.3.  ILLEGALITY......................................................37
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      6.4.  SUBSTITUTE ALTERNATE BASE RATE LOANS............................38
      6.5.  COMPENSATION....................................................38
      6.6.  ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT................39
      6.7.  CAPITAL ADEQUACY................................................40

Section 7.  CONDITIONS PRECEDENT............................................42
      7.1.  INITIAL CONDITIONS PRECEDENT....................................42
      7.2.  ALL LOANS AND LETTERS OF CREDIT.................................44
      7.3.  CONVERSIONS AND CONTINUATIONS OF EURODOLLAR LOANS...............45

Section 8.  REPRESENTATIONS AND WARRANTIES..................................45
      8.1.  CORPORATE EXISTENCE.............................................45
      8.2.  INFORMATION.....................................................45
      8.3.  LITIGATION; COMPLIANCE..........................................46
      8.4.  NO BREACH.......................................................47
      8.5.  NECESSARY ACTION................................................47
      8.6.  APPROVALS.......................................................47
      8.7.  REGULATION U....................................................47
      8.8.  ERISA...........................................................48
      8.9.  TAXES...........................................................48
      8.10. SUBSIDIARIES....................................................48
      8.11. INVESTMENT COMPANY ACT..........................................48
      8.12. PUBLIC UTILITY HOLDING COMPANY ACT; FEDERAL POWER ACT...........48
      8.13. ENVIRONMENTAL MATTERS...........................................48
      8.14. TITLE...........................................................49
      8.15. YEAR 2000 COMPLIANCE............................................50

Section 9.  COVENANTS.......................................................50
      9.1.  FINANCIAL STATEMENTS AND CERTIFICATES...........................50
      9.2.  INSPECTION OF PROPERTY..........................................53
      9.3.  COMPLIANCE WITH ENVIRONMENTAL LAWS..............................53
      9.4.  PAYMENT OF TAXES................................................54
      9.5.  MAINTENANCE OF INSURANCE........................................54
      9.6.  NET WORTH.......................................................54
      9.7.  TOTAL DEBT TO EBITDAX...........................................54
      9.8   RESTRICTED PAYMENTS.............................................54
      9.9.  LIENS...........................................................54
      9.10. FUNDAMENTAL CHANGES.............................................55
      9.11  ASSET SALES.....................................................56
      9.12  INVESTMENTS.....................................................57
      9.13. INDEBTEDNESS AND GUARANTEES OF INDEBTEDNESS BY RESTRICTED
            SUBSIDIARIES....................................................57
      9.14  SALES AND LEASEBACKS............................................58
      9.15. TRANSACTIONS WITH AFFILIATES....................................58
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      9.16  RESTRICTIVE AGREEMENTS..........................................58
      9.17. DESIGNATION OF  RESTRICTED AND UNRESTRICTED SUBSIDIARIES........59
      9.18. YEAR 2000 COMPLIANCE............................................59

Section 10. DEFAULTS........................................................60
      10.1. EVENTS OF DEFAULT...............................................60

Section 11. THE AGENT.......................................................63
      11.1. APPOINTMENT, POWERS AND IMMUNITIES..............................63
      11.2. RELIANCE BY AGENT...............................................63
      11.3. DEFAULTS........................................................63
      11.4. RIGHTS AS A BANK................................................64
      11.5. INDEMNIFICATION.................................................64
      11.6. NON-RELIANCE ON THE AGENT AND OTHER BANKS.......................65
      11.7. FAILURE TO ACT..................................................65
      11.8. RESIGNATION OR REMOVAL OF THE AGENT.............................65

Section 12. MISCELLANEOUS...................................................66
      12.1. WAIVER..........................................................66
      12.2. NOTICES.........................................................66
      12.3. EXPENSES........................................................66
      12.4. INDEMNIFICATION.................................................67
      12.5. AMENDMENTS, ETC.................................................68
      12.6. SUCCESSORS AND ASSIGNS..........................................69
      12.7. SURVIVAL; TERMINATION; REINSTATEMENT............................71
      12.8. LIMITATION OF INTEREST..........................................72
      12.9. CAPTIONS........................................................73
      12.10.  COUNTERPARTS..................................................73
      12.11.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
              TRIAL.........................................................73
      12.12.  CONFIDENTIALITY...............................................74
      12.13.  ENTIRE AGREEMENT..............................................74
      12.14.  CONSTRUCTION..................................................74
      12.15.  SEVERABILITY..................................................74
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PRICING SCHEDULE

EXHIBITS:

A -   Form of Note
B -   Form of Subsidiary Guarantee
C -   Request for Extension of Credit
D -   Form of Assignment Agreement
E -   Form of Application
F -   Form of Rate Designation Notice

SCHEDULES:

I -   Restricted and Unrestricted Subsidiaries
II -  Opinion of Andrews & Kurth L.L.P.
III - Opinion of David L. Hicks
IV -  Subordination Provisions
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                                CREDIT AGREEMENT

      This Credit Agreement (as amended, modified, supplemented or restated from time to time, this "AGREEMENT") dated as of May 5, 1999, is by and among SANTA FE SNYDER CORPORATION (the "COMPANY"), a Delaware corporation; each of the financial institutions which is or may from time to time become a party hereto (individually a "BANK" and collectively the "BANKS"); BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Syndication Agent; WELLS FARGO BANK (TEXAS), N.A., as Documentation Agent; BANK ONE, TEXAS, N.A., as Managing Agent; ABN AMRO BANK N.V., CREDIT LYONNAIS NEW YORK BRANCH and SALOMON BROTHERS HOLDING COMPANY INC. as Co-Agents; and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Banks (in such capacity, together with any other Person who becomes the Agent pursuant to SECTION 11.8, the "AGENT").

      The parties agree as follows:

      Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

      1.1. CERTAIN DEFINED TERMS. As used in this Agreement or the other Credit Documents, the following terms shall have the following meanings:

      "ADDITIONAL  COSTS" shall have the meaning ascribed to such term in
SECTION 6.1.

      "AFFILIATE" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; and with respect to an individual, "AFFILIATE" shall also mean any individual related to such individual by blood or marriage. As used in this definition, "CONTROLS", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH" shall mean the possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

      "AGENT" shall have the meaning ascribed to such term in the introduction.

      "AGGREGATE COMMITMENT" shall mean, at any time, the total of all Commitments at such time.

      "AGREEMENT" shall have the meaning ascribed to such term in the introduction.

      "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next higher 1/100%) equal to the greater of (a) the Prime Rate in effect on such day or (b) the Fed Funds Rate in effect for such day plus 1/2%. Any change in the Alternate Base Rate due to a change in the Fed Funds Rate or the Prime Rate shall be effective on the effective date of such change in the Fed Funds Rate or the Prime Rate. If for any reason the Agent shall have


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determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Fed Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

      "ALTERNATE BASE RATE LOANS" shall mean Loans which bear interest at a rate based upon the Alternate Base Rate.

      "APPLICABLE ENVIRONMENTAL LAWS" shall mean all applicable environmental or pollution-control Legal Requirements governing, without limitation, wastewater effluent, solid and hazardous waste or substances, and air emissions, together with any applicable requirements for conducting, on a timely basis, reporting, record-keeping, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, including, without limitation, the Resource Conservation and Recovery Act of 1976, The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act), the Emergency Planning and Community Right-to-Know Act, the Toxic Substances Control Act, the Solid Waste Disposal Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Oil Pollution Act, and the Federal Insecticide, Fungicide and Rodenticide Act, in each case as amended from time to time.

      "APPLICABLE LENDING OFFICE" shall mean, for each Bank and for each Type of Loan, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Type of Loan below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and/or issued and maintained.

      "APPLICABLE MARGIN" shall mean (a) on any day during any Margin Period, with respect to any Eurodollar Loan or any Alternate Base Rate Loan, the percent per annum determined for each day during such Margin Period according to the Pricing Schedule; (b) on any day during any Margin Period, with respect to any Letter of Credit, the percent per annum determined for each day during such Margin Period according to the Pricing Schedule; (c) if no Margin Period is in effect, the rate determined from time to time according to SECTION 4.3(B); and
(d) on each day when the Company's senior or corporate (including implied) unsecured and unenhanced long-term debt for borrowed money ("INDEX DEBT") is rated by neither S&P nor Moody's, the percent per annum determined for such day as if such debt were rated BB-/Ba3. For purposes of the foregoing, (x) if only one of Moody's or S&P shall have in effect a rating for Index Debt, the Company and the Banks will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and in the absence of such amendment the Applicable Margin will be determined by reference to the available rating; (y) if the ratings established by Moody's and S&P shall fall within different categories, the Applicable Margin shall be determined by reference to the higher rating (for example, if the rating from S&P is BBB and the rating from Moody's is Baa3, the Applicable Margin shall be determined by

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reference to the rating issued by S&P); and (z) if any rating established by
Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which change is first announced by the rating agency making such change. Each change in Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency.

      "APPLICATION" shall mean an application for a letter of credit substantially in the form of EXHIBIT E.

      "ASSET SALE" shall mean any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any Wholly-Owned Restricted Subsidiary (including any by way of merger or consolidation) (collectively, a "TRANSFER"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any Restricted Subsidiary (including the issuance by a Restricted Subsidiary of additional Capital Stock), or (b) any Properties of the Company or any Restricted Subsidiary (including Production Payments), OTHER THAN
(i) a disposition or exchange of Hydrocarbons or other mineral products (other than Production Payments), inventory, accounts receivable, cash, Cash Equivalents or other Property in the ordinary course of business, (ii) an exchange of Hydrocarbon Properties outside the ordinary course of business, PROVIDED that the aggregate fair market value of the Hydrocarbon Properties so Transferred in any one transaction or series of related transactions shall not exceed $150,000,000; (iii) any lease, abandonment, disposition, relinquishment or farm-out of any oil and gas Property in the ordinary course of business; or
(iv) the liquidation of Property received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary. For the purposes of this definition, the term "Asset Sale" shall not include (i) any Transfer of Properties which is governed by, and made in accordance with, the provisions of SECTION 9.10 or (ii) any Transfer of the securities, the Property or assets of any Unrestricted Subsidiary.

      "ASSIGNMENT AGREEMENT" shall mean an Assignment and Acceptance Agreement substantially in the form of EXHIBIT D.

      "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction shall mean, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

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      "BANKS" shall have the meaning ascribed to such term in the introduction.

      "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States or any entity succeeding to all or part of its functions.

      "BUSINESS DAY" shall mean (i) any day other than a day on which commercial banks are authorized or required to close in Houston, Texas, in New York, New York, or both, and (ii) where such term is used in the definition of "QUARTERLY DATE" or, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, a day which is also a day on which dealings in Dollar deposits are carried out in the relevant Eurodollar interbank market.

      "BUSINESS ENTITY" shall mean a corporation, partnership, limited partnership, limited liability company, joint stock association, business trust or other separate business entity.

      "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any option or warrant for or any right to purchase or subscribe for any equity security of such Person or any security convertible into or exchangeable for any equity security of such Person or convertible into or exchangeable for any right to purchase or subscribe for any equity security of such Person.

      "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Restricted Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

      "CASH EQUIVALENTS" shall mean (a) any evidence of indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof); (b) demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper with a maturity of 365 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in CLAUSE
(A) above entered into with any commercial bank meeting the specifications of CLAUSE (B) above; (e) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in CLAUSE (B) above; (f) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in CLAUSE (B) above but which is

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organized under the laws of any country in which the Company or any Restricted
Subsidiary maintains an office or is engaged in the Oil and Gas Business, PROVIDED that (i) all such deposits are required to be made in such accounts in the ordinary course of business, (ii) such deposits do not at any one time exceed $5,000,000 in the aggregate and (iii) no funds so deposited remain on deposit in such bank for more than 30 days; (g) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in CLAUSE (B) above but which is a lending bank under any of the Company's or any Restricted Subsidiary's credit facilities, PROVIDED all such deposits do not exceed $5,000,000 in the aggregate at any one time; and (h) investments in money market funds substantially all of whose assets comprise securities of the types described in CLAUSES (A) THROUGH (E).

      "CHANGE OF CONTROL" shall mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, herein called the "EXCHANGE ACT") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock of the Company; (b) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (i) less than 50% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation, and (ii) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the surviving or resulting Person; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the liquidation or dissolution of the Company.

      "CHASE TEXAS" shall mean Chase Bank of Texas, National Association, in its individual capacity.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, together with all publicly available written regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service or any entity succeeding to all or part of its functions.

      "COMBINED GROUP" shall mean the Company and the Restricted Subsidiaries.

      "COMMITMENT" shall mean, as to any Bank, the obligation, if any, of such Bank to extend credit to the Company in the form of Loans and Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite such Bank's name

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on the signature pages of this Agreement under the caption "Commitment" or in its Assignment Agreement (as the same may be reduced from time to time or terminated pursuant to SECTION 2.3, modified pursuant to SECTION 12.6 or increased from time to time pursuant to this Agreement).

      "COMMITMENT PERCENTAGE" shall mean, as to any Bank at any time, the percentage equivalent of a fraction, the numerator of which is such Bank's Commitment at such time and the denominator of which is the Aggregate Commitment at such time.

      "COMPANY" shall have the meaning ascribed to such term in the introduction; PROVIDED, HOWEVER, that as used in SECTION 8 and the definitions used therein, for periods before the Merger, "Company" shall mean each of Santa Fe and Snyder.

      "CONSOLIDATED NET EARNINGS" shall mean consolidated gross revenues (including capital gains) of the Company and the Restricted Subsidiaries less all operating and non-operating expenses of the Company and the Restricted Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains resulting from write-up of assets, any equity of the Company or any Restricted Subsidiary in the unremitted earnings of any Person which is not a Restricted Subsidiary, or any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary; all determined in accordance with GAAP; PROVIDED, that in computing Consolidated Net Earnings there shall be excluded write-downs resulting from impairments of the value of oil and gas assets.

      "CONSOLIDATED NET WORTH" shall mean, at any date, the consolidated stockholders' equity of the Company and the Restricted Subsidiaries MINUS (to the extent included in the calculation of consolidated stockholders' equity) the aggregate amount of Investments in Unrestricted Subsidiaries, all determined in accordance with the last sentence of the definition of "Investment" and GAAP.

      "CONSOLIDATED NET WORTH FLOOR ADJUSTMENT" shall mean an amount equal to, on any day, the sum on such day of

            (a) fifty percent (50%) of the Consolidated Net Earnings of the Company and the Restricted Subsidiaries, to the extent positive, (i) for all periods ending within a fiscal year, on a cumulative year-to-date basis for the period beginning (x) for periods in 1999, May 1, 1999 and (y) for periods in each succeeding fiscal year, January 1 of such fiscal year, and ending, in each case, on the Quarterly Date then most recently ended, and (ii) for the year 1999 and for each of the Company's succeeding fiscal years, for such fiscal year, with all fiscal years beginning with 1999 through the fiscal year ending immediately prior to the fiscal year in which such day occurs being cumulated, PLUS

            (b) seventy-five percent (75%) of the net proceeds to the Company or any

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Restricted Subsidiary of any issuance (after the date of this Agreement and before such day) by the Company or any Restricted Subsidiary of any equity security or any option or warrant for or any right to purchase or subscribe for any equity security or any security convertible into or exchangeable for any equity security or convertible into or exchangeable for any option or warrant for or any right to purchase or subscribe for any equity security, MINUS

            (c) aggregate write-downs resulting from impairments of the value of oil and gas assets taken since May 1, 1999.

      "CONTINUATION" shall have the meaning ascribed to such term in SECTION
4.3.

      "CONVERSION" shall have the meaning ascribed to such term in SECTION 4.3.

      "COVER" for Letter of Credit Liabilities shall be effected by paying to the Agent immediately available funds in the amount of such Letter of Credit Liabilities, such amount to be held by the Agent to secure such Letter of Credit Liabilities until such time as such Letter of Credit Liabilities expire according to their terms or become Letter of Credit Advances, whereupon the Agent may use such funds to repay such Letter of Credit Advances.

      "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, all Subsidiary Guarantees, all Applications, all Letters of Credit, the Notice of Entire Agreement, and all instruments, certificates and agreements now or hereafter executed or delivered to the Agent or any Bank pursuant to any of the foregoing.

      "DEFAULT" shall mean an Event of Default or an event, circumstance or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" shall mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

      "EBITDAX" shall mean, for any period, Consolidated Net Earnings for such period (calculated, for purposes of this definition only, without taking into account extraordinary items under GAAP or capital gains or capital losses), plus the aggregate amounts deducted in determining Consolidated Net Earnings in respect of (a) all provisions for any federal, state or other income taxes made by the Company and the Restricted Subsidiaries during such period; (b) Fixed Charges of the Company and the Restricted Subsidiaries during such period; (c) depreciation, depletion and amortization charges of the Company and the Restricted Subsidiaries for such period; (d) exploration expenses of the Company and the Restricted Subsidiaries for such period; (e) dividends on preferred stock of the Company; and (f) all other non-cash charges and non-recurring charges with respect to the Company and the Restricted Subsidiaries for such period, all determined in accordance with GAAP; PROVIDED, HOWEVER, that EBITDAX shall mean, for any calculation, $67,600,000, $56,700,000, $48,600,000 and
$47,900,000 for the fiscal quarters ended June 30, 1998, September

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30, 1998, December 31, 1998 and March 31, 1999, respectively; PROVIDED FURTHER, that on and after the Financial Statement Delivery Date for the fiscal quarter ended June 30, 1999, EBITDAX for the fiscal quarter ended June 30, 1999, shall be $23,300,000 plus EBITDAX (determined in accordance with the first clause of this sentence) for the two months ended June 30, 1999; and PROVIDED FURTHER, that, if since the beginning of any period for which EBITDAX is being determined, the Company or any of its Restricted Subsidiaries has acquired or disposed of assets in any transaction or series of related transactions in the aggregate involving cash or other consideration in an amount equal to or greater than $20,000,000, EBITDAX shall be calculated on a pro forma basis as if such acquisition or disposition had occurred on the first day of such period.

      "ELIGIBLE ASSIGNEE" shall mean (a) a commercial bank (or an affiliate of a commercial bank) organized or licensed under the laws of the United States of America, or a state thereof, and having total assets in excess of $1,000,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country that also is a member of the OECD, and (c) a finance company, insurance company, other financial institution or fund, acceptable to the Agent and the Company, which is regularly engaged in making, purchasing or investing in commercial loans and having total assets in excess of $1,000,000,000.

      "ENVIRONMENTAL CLAIM" shall mean any claim, demand, action, cause of action, suit, judgment, governmental or private investigation or proceeding relating to remediation or compliance with Applicable Environmental Laws, or any proceeding or lien, whether threatened, sought, brought or imposed, that seeks to recover costs, damages, punitive damages, expenses, fines, criminal liability, judgments, response costs, investigative and monitoring costs, abatement costs, attorney's fees, expert's fees or consultant's fees, or seeks to impose liability regarding the Company or any of its Subsidiaries, or any of their sites or Properties for violations of Applicable Environmental Laws or for pollution, contamination, investigation, preservation, protection, remediation or clean up of the air, surface water, ground water, soil or wetlands, or otherwise in relation to the use, storage, generation, release, handling or disposal of materials and substances that are regulated by or subject to Applicable Environmental Laws.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, and all rules, regulations and interpretations by the Internal Revenue Service or the Department of Labor, or any entity succeeding to all or part of their respective functions.

      "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control with the Company within the meaning of the regulations under Section 414 of the Code.

      "EURODOLLAR LOANS" shall mean Loans which bear interest at a rate based on a rate referred to in the definition of "EURODOLLAR RATE".

      "EURODOLLAR RATE" shall mean, for any Interest Period for any Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100%) determined by the Agent based upon rates quoted at approximately 10:00 a.m. (local time in the relevant Eurodollar interbank market) (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Interest Period for the offering by Chase Texas to leading dealers in such Eurodollar interbank market of Dollar deposits for delivery on the first day of such Interest Period, in immediately available funds and having a term comparable to such Interest Period and in an amount comparable to the principal amount of the respective Eurodollar Loan to which such Interest Period relates. Each determination of the Eurodollar Rate shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

      "EVENT OF DEFAULT" shall have the meaning ascribed to such term in SECTION 10.

      "EXISTING LETTER OF CREDIT" shall mean Chase Texas' Standby L/C No. I-281274 for the account of Santa Fe Energy Resources of Malaysia, Ltd. in favor of Bank of America NT&SA in an original face amount not to exceed $22,100,000, as amended.

      "EXISTING SANTA FE CREDIT FACILITY" shall mean the Credit Agreement dated as of November 13, 1996, by and among Santa Fe; Chase Texas (formerly known as Texas Commerce Bank National Association) as the Agent; and the financial institutions from time to time party thereto, as amended to the date of this Agreement.

      "EXISTING SNYDER CREDIT FACILITY" shall mean the Fifth Restated Credit Agreement dated as of June 30, 1994, by and among Snyder; NationsBank, N.A. as the Agent; and the financial institutions from time to time party thereto, as amended to the date of this Agreement.

      "FACILITY FEES" shall have the meaning ascribed to such term in SECTION
2.4.

      "FDIC" shall mean the Federal Deposit Insurance Corporation or any entity succeeding to any or all of its functions.

      "FED FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

      "FINANCIAL  STATEMENT DELIVERY DATE" shall mean the date on which the quarterly or annual financial statements of the Company are delivered pursuant to SECTION 9.1(A) or SECTION 9.1(B), as the case may be.

      "FIXED CHARGES" shall mean (without duplication) for any period the sum of interest expense in respect of all Total Debt of the Person for which the determination is made, including imputed interest expense in respect of Capitalized Lease Obligations.

      "GAAP" shall mean, as to a particular Person, such accounting practice as, in the opinion of the independent accountants of recognized national standing regularly retained by such Person and acceptable to the Agent, conforms at the time to United States generally accepted accounting principles, consistent with those applied in the preparation of the financial statements referred to in
SECTION 8.2(A), together with changes with which the Company's independent auditors concur and which are noted in the financial statements provided pursuant to SECTION 9.1(B).

      "GOVERNMENTAL AUTHORITY" shall mean any sovereign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Company, any of the Company's Subsidiaries, any of their respective Property, the Agent or any Bank.

      "GUARANTEE" shall mean any act by which a Person assumes, guarantees, endorses or otherwise incurs direct or contingent liability in connection with, or agrees to purchase or otherwise acquire or otherwise assures a creditor against loss in respect of, any indebtedness of any Person other than the Company or any of its consolidated Subsidiaries.

      "HIGHEST LAWFUL RATE" shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that applicable Texas law establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "weekly ceiling" (as defined in ss.303 of the Texas Finance Code and Chapter 1D of Title 79, Texas Rev. Civ. Stats. 1925, as amended, respectively) for that day.

      "HYDROCARBONS" shall mean crude oil, condensate, natural gas, natural gas liquids and associated substances.

      "INDEMNIFIED PERSON" shall mean the Agent (including the Agent in its capacity as the Issuer), Chase Texas, each of the Banks, each Affiliate of any such Person, and their respective directors, officers, employees, agents and advisors.

      "INTEREST PAYMENT DATE" shall mean with respect to any Eurodollar Loan or Alternate Base Rate Loan, the last day of each Interest Period applicable thereto; PROVIDED that in the case of a Eurodollar Loan with an Interest Period of six, nine or 12 months, the Interest Payment Dates shall be the days that would have been the Interest Payment Dates for such Loan had successive Interest Periods of three months each been applicable to such Loan.

      "INTEREST PERIOD" shall mean:

      (a) with respect to any Eurodollar Loan, the period commencing on (i) the date such Loan is made or designated as, or the effective date of any Conversion into, a Eurodollar Loan or (ii) in the case of a Continuation to a successive Interest Period, the last day of the immediately preceding Interest Period, and in each case ending on the numerically corresponding day in the first, second, third or sixth (or, if and to the extent available to all Banks, the ninth or twelfth) calendar month thereafter, as the Company may select as provided in
SECTION 4.3, except that each such Interest Period which commences on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last Business Day of the appropriate subsequent calendar month; and

      (b) with respect to any Alternate Base Rate Loan, the period commencing on the date such Loan is made as, or converted into, an Alternate Base Rate Loan and on each Quarterly Date thereafter and ending on each next succeeding Quarterly Date or, if earlier, the date such Loan is converted into a Eurodollar Loan;

PROVIDED that (x) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (y) no Interest Period may be selected for any Loan that ends later than the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

      "INTEREST RATE PROTECTION OBLIGATIONS" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

      "INVESTMENT" shall mean, with respect to any Person, any direct or indirect advance, loan, Guarantee of indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives and including, without limitation, any interests in any partnership or joint venture) or evidences of indebtedness issued by, any other Person, but in any event shall include as an investment in any Person the amount of all Total Debt owed to any member of the Combined Group by such Person, and all accounts receivable from such Person which are not current assets or did not arise from sales to such Person in the ordinary course of business.
"Investments" shall EXCLUDE, among other things, (i) extensions of trade credit under a joint operating agreement or otherwise in the ordinary course of business, workers' compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business, (ii) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Total Debt incurred in compliance with SECTION 9.7 but only to the extent that the stated aggregate notional amounts of such Interest Rate Protection Obligations do not exceed 105% of the aggregate principal amount of such indebtedness to which such Interest Rate Protection Obligations relate, (iii) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under SECTION 9.11 and (iv) endorsements of negotiable instruments and documents in the ordinary course of business. For purposes of this definition, any capital contribution of assets by the Company or any Restricted Subsidiary shall be valued at the fair market value of such assets at the time of such contribution.

      "ISSUER" shall mean the Agent in its capacity as the issuer of Letters of Credit.

      "LEGAL REQUIREMENT" shall mean any applicable law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation by any Governmental Authority of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, in each case as now or hereafter in effect.

      "LETTER OF CREDIT" shall mean a letter of credit issued pursuant to
SECTION 2.2 and shall include the Existing Letter of Credit.

      "LETTER OF CREDIT ADVANCES" shall mean all sums which are from time to time paid by the Agent pursuant to Letters of Credit, or any of them, together with all other sums, fees, reimbursements or other obligations which are due to the Agent pursuant to the Letters of Credit, or any of them.

      "LETTER OF CREDIT FEE" shall mean, with respect to any Letter of Credit, a fee equal to, for each day during the term thereof, the product of (a) the Applicable Margin for Letters of Credit in effect on such day multiplied by (b) the amount available on such day for drawings under such Letter of Credit.

      "LETTER OF CREDIT LIABILITIES" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time PLUS
(b) the aggregate unpaid amount of all Letter of Credit Advances for which the Agent shall not have been reimbursed and which remain unpaid at such time.

      "LIEN" shall mean any mortgage, pledge, security interest, collateral assignment, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing) and shall include conditional sale and other title retention agreements, leases intended as security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction or any other type of preferential arrangement.

      "LOAN" shall mean a loan made pursuant to SECTION 2.1.
      "MARGIN PERIOD" shall mean (a) the period commencing on the date of this Agreement and ending on the earlier of (i) the first Financial Statement Delivery Date and (ii) August 14, 1999, and (b) thereafter, each period beginning on a Financial Statement Delivery Date and ending on the earlier of
(x) the next Financial Statement Delivery Date and (y) the date on which financial statements are next required to be delivered pursuant to SECTION 9.1(A) OR (B).

      "MATERIAL ADVERSE CHANGE" shall mean an occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), which after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) has a material adverse effect on the financial condition, business, operations or Properties of the Company and its Restricted Subsidiaries taken as a whole and (b) impairs in any material respect either (1) the ability of the Company or any Subsidiary Guarantor to perform any of its obligations under the Credit Documents or (2) the ability of the Agent and the Banks to enforce any of such obligations or any of their rights and remedies under or in connection with the Credit Documents.

      "MATURITY DATE" shall mean the earlier of (a) the date the principal amount then outstanding of and accrued and unpaid interest on the Loans, all Letter of Credit Liabilities, all fees and all other amounts payable hereunder and under the Notes become due and payable pursuant to SECTION 10.1 or (b) May 5, 2004.

      "MERGER" shall mean the merger of Santa Fe and Snyder described in the Merger Agreement.

      "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger dated as of January 13, 1999, by and between Santa Fe and Snyder.

      "MOODY'S" shall mean Moody's Investors Service, Inc.

      "NOTES" shall have the meaning ascribed to such term in SECTION 2.7

      "NOTICE OF ENTIRE AGREEMENT" shall mean that certain Notice of Entire Agreement and Release of Claims of even date herewith among the Company, the Subsidiary Guarantors, and the Agent.

      "OBLIGATIONS" shall mean, as at any date of determination thereof, the sum of (a) the aggregate principal amount of Loans outstanding on such date PLUS (b) the aggregate outstanding amount of all Letter of Credit Liabilities on such date, PLUS (c) all accrued and unpaid interest on the amounts described in CLAUSES (A) OR (B) on such date, PLUS (d) all fees and other indebtedness of the Company to the Banks or the Agent in connection with the Credit Documents on such date.

      "OECD" shall mean the Organization for Economic Cooperation and Development (or any successor).

      "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its Chief Executive Officer, President, Chief Financial Officer or Treasurer.

      "OIL AND GAS BUSINESS" shall mean (a) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other Hydrocarbon Properties, (b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or Properties, (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas, Hydrocarbons and other minerals and products produced in association therewith, and (d) any activity necessary, appropriate or incidental to the activities described in the foregoing CLAUSES (A) THROUGH (C).

      "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to a corporation, the certificate of incorporation or articles of incorporation and bylaws of such corporation; with respect to a partnership or a limited partnership, the partnership agreement establishing such partnership; with respect to a limited liability company, the regulations or limited liability company agreement of such company; with respect to a joint venture, the joint venture agreement establishing such joint venture; and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Credit Document referring to such Organizational Document.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "PERMITTED ENCUMBRANCES" shall mean:

            (a) liens for taxes, assessments, levies or other governmental charges not yet due and delinquent, and for taxes, assessments, levies or other governmental charges already due, but the validity of which is being contested by the Company in good faith by appropriate proceedings diligently conducted for which reserves have been established in accordance with GAAP;

            (b) materialmen's, mechanics', repairmen's, employees', operators', landlords' and other similar liens and charges incidental to the conduct of the Company's business or the ownership of its Property which are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includable in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the oil, gas and mineral exploration and development business) or the Guaranteeing of the obligations of another Person, and which do not in the aggregate materially detract from the value of the Property covered thereby or materially impair the use thereof in the operation of the Company's business;

            (c) royalties, overriding royalties, net profits interests, production sharing interests, production payment interests, carried interests and other burdens on production of a scope and nature customary in the conduct of the Company's business;

            (d)   defects, imperfections and irregularities in title;

            (e) liens, security interests, charges, claims and encumbrances that arise under operating agreements or pooling and unitization designations, declarations, orders and agreements and other similar agreements of a scope and nature customary in the oil and gas industry;

            (f) the terms of concessions, production sharing agreements, operating agreements, assignments, farmout agreements, Hydrocarbon sales, purchase, exchange and processing agreements, area-of-mutual-interest agreements, gas balancing and deferred production agreements, plant agreements, pipeline gathering and transportation agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits and agreements, and other contracts, division orders and agreements of a scope and nature customary in the oil and gas industry;

            (g) the right of third parties under oil and gas leases to take production in kind;

            (h) all liens, charges, claims, encumbrances, contracts and other matters consented to in writing from time to time by the Agent (with the consent of the Required Banks);

            (i) all rights to consent by, required notices to, and filings with or other actions by governmental or tribal entities, if any, in connection with the change of ownership or control of an interest in federal, state, tribal or other foreign or domestic governmental oil and gas leases or Properties, if the same are customarily obtained after such change of ownership or control, but only insofar as such consents, notices, filings and other actions are obtained within the time required under applicable Legal Requirements;

            (j) required third-party consents to assignments, to the extent they could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change;

            (k) liabilities for royalty suspense accounts, to the extent they could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change; and

            (l) easements, rights-of-way and the like, incidental to the conduct of the Company's business or the ownership of its Property which are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includable in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the oil, gas and mineral exploration and development business) or the Guaranteeing of the obligations of another Person, and which do not in the aggregate materially detract from the value of the Property covered thereby or materially impair the use thereof in the operation of the Company's business;

PROVIDED that all Permitted Encumbrances shall not in the aggregate have a material adverse effect on the financial condition, business, operations or Properties of the Company and its Restricted Subsidiaries taken as a whole and impair in any material respect either (1) the ability of the Company or any Subsidiary Guarantor to perform any of its obligations under the Credit Documents or (2) the ability of the Agent and the Banks to enforce any of such obligations or any of their rights and remedies under or in connection with the Credit Documents.

      "PERMITTED INVESTMENTS" shall mean any of the following:

            (a)   Investments in Cash Equivalents;

            (b) Investments in the Company or any of its Restricted
      Subsidiaries;

            (c) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its Properties to, the Company or a Restricted Subsidiary;

            (d) Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including such Investments and expenditures in another Person, in an Unrestricted Subsidiary or in a joint venture;

            (e) entry into any hedging arrangements in the ordinary course of business for the purpose of protecting the Company's or any Restricted Subsidiary's production against fluctuations in oil or natural gas prices;

            (f) entry into any currency exchange contract in the ordinary course of business; and

            (g) Investments in stock, obligations or securities received in settlement of debts owing to the Company or a Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the

      Company or a Restricted Subsidiary, in each case as to debt owing to the Company or a Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary.


      "PERSON" shall mean any individual, Business Entity, voluntary association, trust, unincorporated organization, Governmental Authority or other form of entity. The term "Person" shall not, however, mean or include an arrangement that is not a separate legal entity, such as the legal arrangement between two or more parties owning interests in the same Property or unit.

      "PLAN" shall mean an employee benefit plan which is covered by ERISA which is either (a) maintained by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate or (b) a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which (i) the Company, (ii) any ERISA Affiliate or (iii) any trade or business which was previously under common control with the Company within the meaning of Section 414 of the Code (but only with respect to such period of common control with the Company), has an obligation to make contributions (or with respect to (iii) above, had an obligation to make contributions during any portion of time that the limitations period under
Section 4301(f) of ERISA with respect to such obligation has not expired).

      "POST-DEFAULT RATE" shall mean a rate per annum on each day equal to the lesser of (a) the sum of (i) 2% per annum PLUS (ii) the Alternate Base Rate as in effect for that day or (b) the Highest Lawful Rate for that day.

      "PRICING SCHEDULE" shall mean the schedule of that name attached to this Agreement. As used in the Pricing Schedule, "TOTAL DEBT" shall mean, on any day, the Total Debt of the Company and the Restricted Subsidiaries at (a) for each day during the Margin Period when the Margin Period is determined by CLAUSE (A) of the definition of "Margin Period", May 1, 1999, and (b) for all subsequent times, the end of the fiscal quarter of the Company then most recently ended, and "EBITDAX" shall mean EBITDAX of the Company and the Restricted Subsidiaries for the four fiscal quarters ending with the fiscal quarter of the Company then most recently ended.

      "PRIME RATE" shall mean, as of a particular date, the generally applicable prime rate most recently determined by Chase Texas. Without notice to the Company or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate. The prime rate is a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer. Chase Texas may make commercial loans or other loans at rates of interest at, above or below the prime rate.

      "PRINCIPAL OFFICE" shall mean the principal banking office of the Agent, presently located at 712 Main Street, Houston, Texas 77002.

      "PRODUCTION PAYMENTS" shall mean, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

      "PROPER FORM" shall mean in form and substance satisfactory to the Agent in its discretion.

      "PROPERTY" shall mean, with respect to any Person, any interest of such person in any kind of property or asset, whether real, personal or mixed, tangible or intangible, including Capital Stock in any other Person.

      "QUARTERLY DATES" shall mean the last day of each March, June, September and December; PROVIDED that if any such date is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business Day.

      "RATE DESIGNATION NOTICE" shall mean (a) in the case of a new Loan, the Request for Extension of Credit with respect to such Loan and (b) in the case of Conversions and Continuations, a notice in the form of EXHIBIT F, in each case appropriately completed and executed by an authorized officer of the Company.

      "REGULATION D" shall mean Regulation D of the Board as the same may be amended or supplemented from time to time and any successor or other regulation relating to reserve requirements.

      "REGULATORY CHANGE" shall mean, with respect to any Bank, any change on or after the date of this Agreement in any Legal Requirement (including Regulation
D) or the adoption or making on or after such date of any official interpretation, directive or request applying to a class of banks including such Bank under any Legal Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

      "REIMBURSEMENT OBLIGATIONS" shall mean, as at any date, the obligations of the Company then outstanding to reimburse the Agent for Letter of Credit Advances.

      "REQUEST FOR EXTENSION OF CREDIT" shall mean a request for extension of credit duly executed by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Company, or such other officer of the Company as its Chief Financial Officer may from time to time designate in a writing delivered to the Agent, appropriately completed and substantially in the form of EXHIBIT C.

      "REQUIRED BANKS" shall mean, at any time that no Obligations are outstanding, Banks having 51% or more of the total of all Commitments, and at any time that Obligations are outstanding, Banks holding 51% or more of the aggregate amount of such Obligations.

      "RESTRICTED PAYMENT" shall mean (a) any declaration or payment of any dividend on, or the making of any distribution on or in respect of, any Capital Stock of the Company or any Restricted Subsidiary, except dividends or distributions payable solely in such Capital Stock or in options, warrants or other rights to purchase such Capital Stock; and (b) any purchase, redemption or other acquisition for value by the Company or any Restricted Subsidiary of any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly-Owned Restricted Subsidiary.

      "RESTRICTED SUBSIDIARY" shall mean, at any time, (a) each Subsidiary of the Company which is at such time designated as a Restricted Subsidiary in accordance with SECTION 9.17, and (b) any Subsidiary of the Company hereafter created or acquired and, at or at any time after the time of creation or acquisition, not designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with SECTION 9.17.

      "SALE AND LEASEBACK TRANSACTION" shall have the meaning ascribed to such term in SECTION 9.14.

      "SANTA FE" shall mean Santa Fe Energy Resources, Inc., a Delaware corporation and a predecessor to the Company.

      "SANTA FE INDENTURE" shall mean the Indenture between Santa Fe and The First National Bank of Boston, as Trustee, dated as of May 25, 1994, providing for issuance by Santa Fe of its 11% Senior Subordinated Notes Due 2004 in the aggregate principal amount of up to $100,000,000 (the "SANTA FE SENIOR SUBORDINATED NOTES"), as amended and supplemented.

      "SANTA FE SENIOR SUBORDINATED NOTES" shall have the meaning ascribed to such term in the definition of "Santa Fe Indenture".

      "S&P" shall mean Standard & Poor's Ratings Group.

      "SNYDER" shall mean Snyder Oil Corporation, a Delaware corporation and a predecessor to the Company.

      "SNYDER INDENTURE" shall mean the Indenture between Snyder and Texas Commerce Bank National Association (as Chase Texas was formerly known), as Trustee, dated as of June 10, 1997, providing for issuance by Snyder of its 8-3/4% Senior Subordinated Notes Due 2007 in the aggregate principal amount of up to $175,000,000 (the "SNYDER SENIOR SUBORDINATED NOTES") , as amended and supplemented.

      "SNYDER SENIOR SUBORDINATED NOTES" shall have the meaning ascribed to such term in the definition of "Snyder Indenture".

      "SOCO INTERNATIONAL" shall mean SOCO International, Inc., a Delaware corporation.

      "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the weighted average of the reserve percentages (including any marginal, special, emergency, or supplemental reserves), expressed as a decimal, actually required to be maintained by any Bank by the Board or any other

Governmental Authority to which any of the Banks is subject as required by Regulation D during the applicable Interest Period for "eurocurrency liabilities" (as such term is used in Regulation D) and any other reserves actually required to be maintained by any Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Rate" or (b) any category of extensions of credit or other assets which include Eurodollar Loans. Such reserve percentages shall include, without limitation, those imposed under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. Each determination of the Statutory Reserves by the Agent shall be conclusive and binding, absent manifest error, and may be made using any reasonable averaging and attribution method.

      "SUBSIDIARY" shall mean, with respect to any Person at any time, any Person of which 50% or more of the Capital Stock is at such time directly or indirectly legally or beneficially owned or controlled by such Person or by one or more of its Affiliates.

      "SUBSIDIARY GUARANTEE" shall mean a Guaranty, in the form of EXHIBIT B, having the blanks therein duly completed, duly executed and delivered by an authorized officer of the Subsidiary Guarantor.

      "SUBSIDIARY GUARANTOR" shall mean each of (a) Mexican Flats Services Company, Inc., a Delaware corporation, (b) Snyder Fluid Technologies, Inc., a Delaware corporation, (c) Snyder Gas Marketing, Inc., a Delaware corporation,
(d) SOCO Gas Systems, Inc., a Delaware corporation, (e) SOCO Louisiana Leasing, Inc., a Delaware corporation, (f) Wyoming Gathering and Production Company, a Delaware corporation, and (g) each Restricted Subsidiary, if any, at any time required by SECTION 9.13 to execute and deliver a Subsidiary Guarantee.

      "TOTAL DEBT" shall mean, as of any date and for any Person, without duplication, (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations to pay the deferred purchase price of Property or services, except trade accounts payable arising in the ordinary course of business; (d) all Capitalized Lease Obligations; (e) to the extent treated as debt under GAAP, all obligations in respect of Dollar-Denominated Production Payments and other similar financing arrangements; (f) all reimbursement obligations with respect to letters of credit issued for the account of such Person, including the Letter of Credit Liabilities, but EXCLUDING 50% of the amount of such obligations which
(i) are in respect of Letters of Credit, other letters of credit or other similar instruments and (ii) do not support indebtedness of the types described in CLAUSES (A), (B), (C), (D) OR (E) of this definition; (g) all instruments and agreements relating to surety obligations to foreign Governmental Authorities or state-owned Persons pursuant to which such Person must pay (or reimburse another Person who pays) regardless of any available defense on the underlying contract (but excluding such instruments and agreements in connection with which such Person may avail itself of available defenses on the underlying contract before having to pay); (h) Unfunded Liabilities if such Unfunded Liabilities in the aggregate exceed (on an ABO basis) $25,000,000; (i) Attributable Debt; (j) all obligations of the types described in CLAUSES (A) THROUGH (I) of this definition (collectively, "ORDINARY DEBT") of another Person secured by a Lien on any Property of the Person as to which Total Debt is being determined, regardless of whether such Ordinary Debt is assumed by such Person, and (j) all Ordinary Debt of another Person Guaranteed by such Person; PROVIDED, HOWEVER, that Total Debt of the Combined Group shall not include (x) any obligation of the Company owing to a Wholly-Owned Restricted Subsidiary which is subordinated to the Obligations upon the terms set forth on SCHEDULE IV, or (y) any obligation of a Restricted Subsidiary owing to the Company or one or more other Restricted Subsidiaries.

      "TRANSFER shall have the meaning ascribed to such term in the definition of "Asset Sale".

      "TYPE" shall have the meaning ascribed to such term in SECTION 1.3.

      "UNFUNDED LIABILITIES" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (in accordance with GAAP), but only to the extent that such excess represents a potential liability of the Company or any ERISA Affiliate to the PBGC or a Plan under Title IV of ERISA.

      "UNRESTRICTED SUBSIDIARY" shall mean, at any time, each Subsidiary of the Company which is at such time designated as an Unrestricted Subsidiary in accordance with SECTION 9.17.

      "VOLUMETRIC PRODUCTION PAYMENTS" shall mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

      "VOTING STOCK" shall mean any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

      "WHOLLY-OWNED RESTRICTED SUBSIDIARY" shall mean any Restricted Subsidiary
(a) all of the Capital Stock or other ownership interests in which, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (b) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction; PROVIDED, in each case, that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

      1.2. ACCOUNTING TERMS AND DETERMINATIONS. Except where specifically otherwise provided:

      (a) The symbol "$" and the word "dollars" shall mean lawful money of the United States of America.

      (b) Any accounting term not otherwise defined shall have the meaning ascribed to it under GAAP.

      (c) Unless otherwise expressly provided, any accounting concept and all financial covenants shall be determined on a consolidated basis, and financial measurements shall be computed without duplication.

      (d) Wherever the term "including" or any of its correlatives appears in the Credit Documents, it shall be read as if it were written "including (by way of example and without limiting the generality of the subject or concept referred to)".

      (e) Wherever the word "herein" or "hereof" is used in any Credit Document, it is a reference to that entire Credit Document and not just to the subdivision of it in which the word is used.

      (f) References in any Credit Document to Section numbers are references to the Sections of such Credit Document.

      (g) References in any Credit Document to Exhibits, Schedules, Annexes and Appendices are to the Exhibits, Schedules, Annexes and Appendices to such Credit Document, and they shall be deemed incorporated into such Credit Document by reference.

      (h) Except as otherwise provided herein, any term defined in the Credit Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments, supplements, restatements, renewals, extensions and substitutions of the same; PROVIDED that nothing in this subsection shall be construed to authorize any such modification, amendment, supplement, restatement, renewal, extension or substitution except as may be permitted by other provisions of the Credit Documents.

      (i) All times of day used in the Credit Documents mean local time in Houston, Texas.

      (j) Defined terms may be used in the singular or plural, as the context requires.

      1.3. TYPES OF LOANS. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Loan or an Alternate Base Rate Loan.

      Section 2.  COMMITMENTS.

      2.1.  LOANS.

      (a) Each Bank severally agrees, subject to the terms and conditions of this Agreement, from time to time on or after the date hereof and prior to the Maturity Date, to make Loans to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding such Bank's Commitment at such time MINUS such Bank's Commitment Percentage of all Letter of Credit Liabilities at such time; PROVIDED, HOWEVER, that the aggregate amount of all Loans and all Letter of Credit Liabilities outstanding at any time shall never exceed the Aggregate Commitment at such time. Subject to the conditions precedent in this Agreement, any Loan repaid prior to the Maturity Date may be reborrowed prior to the Maturity Date pursuant to the terms of this Agreement; PROVIDED, that any and all Loans then outstanding shall be due and payable in full on the Maturity Date.

      (b) Notwithstanding anything in this Agreement to the contrary, (i) no Bank shall be required to have Loans at any one time outstanding in an amount which, together with such Bank's Commitment Percentage of outstanding Letter of Credit Liabilities, shall exceed such Bank's Commitment, and (ii) if a Bank fails to make a Loan as and when required hereunder and the Company subsequently makes a repayment on the Notes or reimburses Letter of Credit Liabilities, such repayment shall be split among the non-defaulting Banks ratably in accordance with their respective Commitment Percentages (computed without regard to the Commitment Percentage of the defaulting Bank) until each Bank has its Commitment Percentage of all outstanding Loans and Letter of Credit Liabilities. Any balance of such repayment shall be divided among all Banks in accordance with their respective Commitment Percentages.

      2.2.  LETTERS OF CREDIT.

      (a) Subject to the terms and conditions of this Agreement, the Company shall have the right to utilize the Commitments from time to time prior to the Maturity Date by obtaining the issuance by the Issuer of letters of credit for the account of the Company in such amounts and in favor of such beneficiaries as the Company from time to time shall request; PROVIDED, that in no event shall the Issuer have any obligation to issue any Letter of Credit if (1) the face amount of such Letter of Credit PLUS any additional Letter of Credit Liabilities at such time would exceed $100,000,000 (as adjusted downward from time to time to the extent the Aggregate Commitment is reduced below $100,000,000), (2) the aggregate amount of all Loans and all Letter of Credit Liabilities outstanding at such time would exceed the Aggregate Commitment at such time, (3) such Letter of Credit would have an expiry date later than the earlier of (x) one year from the date thereof or (y) the Maturity Date, (4) such Letter of Credit would not be in Proper Form, (5) the Company has not executed and delivered to the Issuer an Application and such other customary instruments and agreements relating to such Letter of Credit as the Issuer shall have reasonably requested, or (6) a Default has occurred and is continuing. The Company promises to pay to the Agent for the account of each Bank in accordance with such Bank's Commitment Percentage, on demand, each Letter of Credit Advance, together with interest thereon at (i) prior to the third Business Day following each such Letter of Credit Advance, the Alternate Base Rate, and (ii) on and after such third Business Day, the Post-Default Rate. All rights, powers, benefits and privileges of this Agreement with respect to the Notes, and all restrictions, provisions for repayment or acceleration and all other covenants, warranties, representations and agreements contained in the Credit Documents with respect to the Notes, shall apply to each Letter of Credit Advance.

      Upon the date of the issuance of a Letter of Credit, the Issuer shall be deemed, without further action by any party to this Agreement, to have sold to each Bank, and each Bank shall be deemed, without further action by any party to this Agreement, to have purchased from the Issuer, a participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities. Should the Banks in their sole and absolute discretion choose to issue a Letter of Credit with an expiry date after the Maturity Date (which no Bank shall be obligated to do), such Letter of Credit shall be fully Covered or shall be backed by a letter of credit in Proper Form issued by an issuer acceptable to the Issuer in its sole and absolute discretion.

      (b) The following additional provisions shall apply to each Letter of
Credit:

            (1) The Company shall give the Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the date such Letter of Credit is to be issued, describing the proposed terms of such Letter of Credit and the nature of the transaction proposed to be supported thereby, and shall furnish such additional information regarding such transaction as the Agent may request. Upon receipt of such notice the Agent shall promptly notify each Bank of the contents thereof and of such Bank's Commitment Percentage of the amount of such proposed Letter of Credit.

            (2) On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Bank's Commitment Percentage of the sum of (i) the undrawn amount of such Letter of Credit PLUS (ii) the unpaid amount of all Letter of Credit Advances with respect to such Letter of Credit.

            (3) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the Issuer shall promptly notify the Company and each Bank as to the amount to be paid as a result of such demand and the payment date. If at any time the Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under such Letter of Credit, each Bank will pay to the Agent immediately upon demand by the Agent at any time during the period commencing after such payment until reimbursement thereof in full by the Company, an amount equal to such Bank's Commitment Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 12:00 noon on such date, from the next succeeding Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Fed Funds Rate for such day.

            (4) The Company shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuer for the account of each Bank for any amount paid by it upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly WAIVED by the Company to the extent not prohibited by law. Such reimbursement may, subject to satisfaction of the conditions in SECTION 7 and to the existence of sufficient Commitments (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability) be made by borrowing of Loans. The Issuer will pay to each Bank such Bank's Commitment Percentage of all amounts received from the Company for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuer in respect of such Letter of Credit pursuant to CLAUSE (3) above.

            (5) The Company will pay to the Agent at the Principal Office for the account of each Bank the Letter of Credit Fee on such Bank's Commitment Percentage of the amount available for drawings under each Letter of Credit, in each case for the period from and including the date of issuance of each such Letter of Credit to and including the date of expiration or termination thereof, such Letter of Credit Fees to be paid in arrears on the Quarterly Dates and on the Maturity Date. The Agent will pay to each Bank, promptly after receiving any payment in respect of Letter of Credit Fees referred to in this CLAUSE (5), an amount equal to such Bank's Commitment Percentage of such Letter of Credit Fee. The aggregate Letter of Credit Fee for any Letter of Credit is subject to a minimum of $600 per annum.

            (6) The Company shall pay to the Agent for the account of the Issuer, in arrears on each Quarterly Date and on the Maturity Date, a fronting fee for each Letter of Credit equal to 1/8 of 1% per annum times the face amount of such Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof.

            (7) The Company has caused the Existing Letter of Credit to be issued by Chase Texas. The Existing Letter of Credit shall be deemed a utilization of the Commitments and shall constitute a Letter of Credit for all purposes of this Agreement and the other Credit Documents, and on May 5, 1999, Chase Texas shall be deemed, without any further action by any party to this Agreement, to have sold to each Bank, and each Bank shall be deemed, without any further action by any party to this Agreement, to have purchased from Chase Texas, a participation, to the extent of such Bank's Commitment Percentage, in the Existing Letter of Credit and the related Letter of Credit Liabilities; in connection therewith, Chase Texas shall pay to each Bank such Bank's Commitment Percentage of any unearned fees received by Chase Texas in connection with the Existing Letter of Credit (at the rate of such fees prior to the date hereof, less the issuance fee and fronting fee provided for in the Existing Santa Fe Credit Agreement) and the Company shall pay the Letter of Credit Fee with respect to the Existing Letter of Credit from such date to the expiry of the Existing Letter of Credit at the rate from time to time in effect under this Agreement.

      (c) Each Letter of Credit shall be subject to either the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (and any subsequent revision thereof approved by a Congress of the International Chamber of Commerce) or the International Standby Practices 1998, as appropriate.

      (d) To the extent that any provision of any Application is contrary to or inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

      2.3.  TERMINATIONS, REDUCTIONS AND CHANGES OF COMMITMENTS.

      (a) On the Maturity Date, all Commitments shall terminate in their entirety.

      (b) The Company shall have the right to terminate or reduce the unused portion of the Aggregate Commitment at any time or from time to time; PROVIDED that (i) the Company shall give notice of each such termination or reduction to the Agent as provided in SECTION 5.5; (ii) each such partial reduction shall be in the amount of $20,000,000 or an integral multiple of $1,000,000 above $20,000,000, and (iii) the Company may not cause the Aggregate Commitment to be less than the aggregate principal amount of the Loans (including Letter of Credit Liabilities, if any) then outstanding (after giving effect to any concurrent repayment of the Loans and reduction of Letter of Credit Liabilities).

      (c) No reduction in or termination of any Commitment pursuant to SECTION 2.3(B) may be reinstated without the written approval of the Agent and all Banks.

      2.4. FEES. In consideration of the Commitments, the Company shall pay to the Agent for the account of each Bank, PRO RATA in accordance with its Commitment Percentage, fees (the "FACILITY FEES") (a) for each Margin Period from the date of this Agreement to and including the date such Bank's Commitment is terminated at a rate per annum for such Margin Period determined in accordance with the Pricing Schedule, and (b) if no Margin Period is in effect, the highest rate set forth for Facility Fees in the Pricing Schedule. The Facility Fees shall be computed for each day and shall be based on such Bank's Commitment for such day. Accrued and unpaid Facility Fees shall be due in arrears on the date of the initial Loans, within three days after demand therefor on or about the Quarterly Dates, and within three days after demand therefor on or about the Maturity Date. Upon receipt, the Agent shall disburse the Facility Fees to the Banks in accordance with their respective Commitment Percentages. All past due Facility Fees shall bear interest at the Post-Default Rate.

      2.5.  AFFILIATES; LENDING OFFICES.

      (a) Any Bank may, if it so elects, fulfill its Commitment as to any Eurodollar Loan by causing a branch, foreign or otherwise, or Affiliate of such Bank to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or Affiliate of such Bank; PROVIDED that in such event, for the purposes of this Agreement, such Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loan shall nevertheless be to such Bank and shall be deemed to be held by such Bank, to the extent of such Loan, for the account of such branch or Affiliate.

      (b) Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the applicable Eurodollar Rate for such Interest Period.

      2.6. SEVERAL OBLIGATIONS. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither the Agent nor any Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

      2.7. NOTES. The Loans made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of EXHIBIT A (collectively, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, the "NOTES" and individually a "NOTE") payable to the order of such Bank in a principal amount equal to the Commitment of such Bank as originally in effect and otherwise duly completed. Each Bank is hereby authorized by the Company to endorse on the schedule (or a continuation thereof) attached to the Note of such Bank, to the extent applicable, the date, amount and Type of each Loan made by such Bank to the Company hereunder, and each Continuation thereof, each Conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof received by such Bank and, in the case of Eurodollar Loans, the length of each Interest Period; PROVIDED that any failure by such Bank to make any such endorsement shall not affect the obligations of the Company under any Note or this Agreement in respect of such Loan.

      2.8. USE OF PROCEEDS. The proceeds of the Loans shall be used and the Letters of Credit shall be issued for working capital and for general corporate purposes of the Company and may not be utilized (a) to pay dividends other than usual dividends in the ordinary course of business or (b) for the buyout or acquisition of any Person unless the board of directors of such Person has first approved such buyout or acquisition. None of the proceeds of the Loans will be used and no Letter of Credit will be issued for the purpose of, and neither the Company nor any Subsidiary of the Company is engaged in the business of extending credit for the purpose of, (a) purchasing or carrying any "margin stock" as defined in Regulation U of the Board (12 C.F.R. Part 221) or (b) reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock, if such purpose under either (a) or (b) above would constitute this transaction a "purpose credit" within the meaning of said Regulation U, or for any other purpose which would constitute this transaction a "purpose credit". The Company represents and warrants that neither the Company nor any Subsidiary of the Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Company nor any Subsidiary of the Company nor any Person acting on behalf of the Company or any Subsidiary of the Company has taken or will take any action which might cause any of the Credit Documents, including this Agreement, to violate Regulation U or any other regulation of the Board, or to violate any similar provision of the Securities Exchange Act of 1934, as amended, or any rule or regulation under any such provision thereof.

      2.9. INCREASE OF COMMITMENTS. PROVIDED that no Default or Event of Default shall have occurred and be continuing, the Company shall have the right, without the consent of the Banks but subject to the consent of the Agent (which consent shall not be unreasonably withheld), to effectuate from time to time an increase in the Aggregate Commitment by adding to this Agreement one or more commercial banks or other financial institutions (who shall meet all criteria for Eligible Assignees and who shall, upon completion of the requirements stated in this
SECTION 2.9, constitute Banks hereunder), or by allowing one or more Banks to increase its Commitment hereunder, so that such added and increased Commitments shall equal the increase in Aggregate Commitment effectuated pursuant to this
SECTION 2.9; PROVIDED that (a) no increase in Commitments pursuant to this
SECTION 2.9 shall result in the Aggregate Commitment exceeding $450,000,000 (reduced by the amount, if any, by which the "Commitments" (as defined therein) under the 364-Day Credit Agreement of even date herewith by and among the Company, the Banks and the Agent, as amended from time to time, have been or are concurrently being increased), (b) no Bank's Commitment shall be increased without the consent of such Bank, and (c) on the effective date of any such increase in Aggregate Commitment, there are no outstanding Eurodollar Loans. The Company shall give the Agent three Business Days' notice of the Company's intention to increase the Aggregate Commitment pursuant to this SECTION 2.9. Such notice shall specify each new commercial bank or other financial institution, if any, the changes in amounts of Commitments that will result, and such other information as is reasonably requested by the Agent. Each new commercial bank or other financial institution, and each Bank agreeing to increase its Commitment, shall execute and deliver to the Agent a document satisfactory to the Agent pursuant to which it becomes a party hereto or increases such Commitment, as the case may be, which document, in the case of a new commercial bank or other financial institution, shall (among other matters) specify the domestic lending office and Eurodollar lending office of such new commercial bank or other financial institution. In addition, the Company shall execute and deliver a Note in the principal amount of the Commitment of each new commercial bank or other financial institution, or, against delivery to it of such Bank's existing Note, a replacement Note in the principal amount of the increased Commitment of each Bank agreeing to increase its Commitment, as the case may be. Such Notes and other documents of the nature referred to in this SECTION 2.9 shall be furnished to the Agent in form and substance as may be reasonably required by it. Upon the execution and delivery of such documents, such new commercial bank or financial institution shall constitute a "Bank" under this Agreement with a Commitment as specified therein, or such Bank's Commitment shall increase as specified therein, as the case may be.

      2.10 CHAPTER 346 DOES NOT APPLY. The Company and the Banks expressly agree, pursuant to Chapter 346 ("CHAPTER 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to any extension of credit under this Agreement and that neither this Agreement nor any such extension of credit shall be governed by Chapter 346 or subject to its provisions.

Section 3.  BORROWINGS AND PREPAYMENTS.

      3.1. BORROWINGS. The Company shall give the Agent notice of each borrowing to be made under this Agreement as provided in SECTION 5.5. Each borrowing of Alternate Base Rate Loans shall be in an amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof. Each borrowing of Eurodollar Loans shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Not later than 2:00 p.m. on the date specified for each such borrowing, each Bank shall make available the amount of the Loan, if any, to be made by it on such date to the Agent, at its Principal Office, in immediately available funds, for the account of the Company. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account designated by the Company and maintained with the Agent at its Principal Office.

      3.2.  PREPAYMENTS.

      (a) OPTIONAL PREPAYMENTS. Except as provided in this SECTION 3.2 or in
SECTION 5 or 6, the Company shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, Loans at any time or from time to time; PROVIDED that the Company shall give the Agent notice of each such prepayment as provided in SECTION 5.5. Eurodollar Loans may be prepaid on the last day of an Interest Period applicable thereto and may not be otherwise prepaid unless prepayment is accompanied by payment of all compensation required by SECTION 6.5.

      (b) MANDATORY PREPAYMENTS. The Company shall from time to time on demand by the Agent prepay the Loans or reduce Letter of Credit Liabilities in such amounts as shall be necessary so that at all times the aggregate outstanding principal amount of Loans PLUS the aggregate Letter of Credit Liabilities, if any, shall not exceed the Aggregate Commitment. Any such payment shall be allocated between Loans and Letter of Credit Liabilities and, if to Letter of Credit Liabilities, first to Reimbursement Obligations, and then to other obligations as the Company may elect.

      Section 4.  PAYMENTS OF PRINCIPAL AND INTEREST.

      4.1. REPAYMENT OF LOANS AND REIMBURSEMENT OBLIGATIONS. The Company will pay to the Agent for the account of each Bank PRO RATA according to their respective Commitment Percentages the unpaid principal of each Loan made by such Bank on the Maturity Date and the amount of each Reimbursement Obligation forthwith upon its incurrence. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in SECTION 7 (other than any Default resulting solely from the nonpayment of such Reimbursement Obligation) have been satisfied, be paid with the proceeds of Loans.

      4.2. INTEREST. Subject to SECTIONS 12.8 AND 4.3(B), the Company will pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the lesser of (a) the following rates per annum:

            (1) if such Loan is an Alternate Base Rate Loan, the Alternate Base Rate PLUS the Applicable Margin for Alternate Base Rate Loans; or

            (2) if such Loan is a Eurodollar Loan, the applicable Eurodollar Rate PLUS the Applicable Margin for Eurodollar Loans;

or (b) the Highest Lawful Rate.

      4.3.  SELECTION OF INTEREST RATES.

      (a) Subject to SECTION 6 and SECTION 12.8, the Company shall have the right, by giving a Rate Designation Notice to the Agent as provided in SECTION 5.5, to designate any Loan as a Loan of a particular Type, to convert (a "CONVERSION") any Loan (in whole or in part) into a Loan of another Type or to continue (a "CONTINUATION") any Loan (in whole or in part) as a Loan of the same Type. The records of the Agent with respect to interest rate designations, Interest Periods and the amount of Loans to which they are applicable shall be binding and conclusive, absent manifest error. Loans shall be Alternate Base Rate Loans except where the Company has complied with all requirements of this Agreement for the designation, Conversion or Continuation of such Loan as a Eurodollar Loan. Interest on the amount of each Loan shall accrue on the amount of that Loan and from the date it is made. Any such notice of designation, Conversion or Continuation shall specify the Loan and the new Interest Period. In the event the Company fails to so give such notice prior to the end of any Interest Period for any Eurodollar Loan, such Loan shall become an Alternate Base Rate Loan on the last day of such Interest Period. No more than 10 Eurodollar Interest Periods shall be in effect at any time. Except as otherwise provided in this Agreement, each such designation, Conversion or Continuation shall apply to all Notes ratably in accordance with their respective principal balances. If any Bank assigns an interest in its Note when any Eurodollar Loan is outstanding with respect thereto, the assignee shall have its ratable interest in such Eurodollar Loan.

      (b) Notwithstanding the foregoing but subject to SECTION 12.8, the Company will pay to the Agent for the account of each Bank interest (i) except as otherwise provided in CLAUSE (II) or CLAUSE (III) of this SECTION 4.3(B), at a rate per annum 2% above the otherwise applicable rate on any principal of any Loan made by such Bank, for the period commencing on the first day on which any Event of Default exists and continuing through and including the date no Event of Default exists and is continuing; (ii) at the rate provided in SECTION 2.2(A) for unpaid Letter of Credit Advances, and (iii) at the Post-Default Rate for any other amount due under the Credit Documents which is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) (but, if such amount is interest, only to the extent legally enforceable).

      (c) Accrued and unpaid interest shall be due and payable on the applicable Interest Payment Dates, except that (1) accrued and unpaid interest pursuant to
SECTION 4.3(B) shall be due and payable from time to time on demand of the Agent or the Required Banks (through the Agent), (2) accrued and unpaid interest on any amount converted from one Type of Loan to another Type of Loan shall be paid on the amount so converted at the time of such Conversion, and (3) accrued and unpaid interest on the amount of any Eurodollar Loan paid or prepaid shall be due at the time of such payment or prepayment.

      Section 5.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.

      5.1.  PAYMENTS.

      (a) Except to the extent otherwise provided in this Agreement, all payments of principal of or interest on the Loans, of Reimbursement Obligations and of other amounts to be made by the Company under the Credit Documents shall be made in dollars, in immediately available funds, to the Agent at its Principal Office (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 12:00 noon on the date on which such payment shall become due, and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day. The Agent or any Bank for whose account any such payment is made may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Agent or such Bank, as the case may be.

      (b) The Company shall, at the time it makes each payment under this Agreement or any other Credit Document, specify to the Agent the Loans or other amounts payable by the Company to which such payment is to be applied (and in the event that it fails so to specify, such payment shall be applied as the Agent may in its sole and absolute discretion designate to the Loans or other amounts then due and payable); PROVIDED that if no Loans or other amounts are then due and payable or an Event of Default has occurred and is continuing, the Agent may apply any payment to the Obligations in such order as it may elect in its sole and absolute discretion, but subject to the other terms and conditions of this Agreement, including SECTION 5.2. Each payment received by the Agent under this Agreement or any other Credit Document for the account of a Bank shall be paid promptly to such Bank in immediately available funds for the account of such Bank's Applicable Lending Office.

      (c) If the due date of any payment under this Agreement or any other Credit Document falls on a day which is not a Business Day, the due date for such payment (except as otherwise provided in the definition of "Interest Period") shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension at the rate in effect on such due date.

      5.2. PRO RATA TREATMENT. Except to the extent otherwise provided herein,
(a) each borrowing from the Banks, each payment of Facility Fees and other fees and each termination or reduction of the Commitments under SECTION 2.4 shall be made PRO RATA according to the Banks' respective Commitment Percentages; (b) except as otherwise provided in this Agreement, each payment by the Company of principal of or interest on Loans of a particular Type shall be made to the Agent for the account of the Banks PRO RATA according to the Banks' respective Commitment Percentages; and (c) the Banks (other than the Issuer) shall purchase from the Issuer participations in each Letter of Credit and its related Letter of Credit Liabilities PRO RATA according to the Banks' respective Commitment Percentages.

      5.3. COMPUTATIONS. Subject to SECTION 12.8, interest based on the Alternate Base Rate (to the extent determined by reference to the Prime Rate) will be computed on the basis of 365 (or 366) days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. All other interest and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless the effect of so computing shall be to cause the rate of interest to exceed the Highest Lawful Rate (in which event interest and fees shall be calculated on the basis of the actual number of days elapsed in a year composed of 365 or 366 days, as the case may be).

      5.4. MINIMUM AND MAXIMUM AMOUNTS. Except for prepayments made pursuant to
SECTION 3.2(B), each borrowing and repayment of principal of Loans, each optional partial prepayment and each designation, Continuation or Conversion of Type shall be in an aggregate principal amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof (borrowings or prepayments of Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder, to be deemed separate borrowings and prepayments for purposes of the foregoing, one for each Type or Interest Period), and each termination or reduction of the Aggregate Commitment shall be in an aggregate principal amount equal to $20,000,000 or an integral multiple of $1,000,000 in excess thereof. Upon any prepayment that would reduce Eurodollar Loans having the same Interest Period to less than $1,000,000, such Eurodollar Loans shall automatically be converted into Alternate Base Rate Loans. Each issuance of a Letter of Credit shall be in a face amount of at least $25,000.

      5.5. CERTAIN ACTIONS, NOTICES, ETC. Notices to the Agent of any termination or reduction of the Aggregate Commitment, of prepayments of Loans and of the duration of Interest Periods, each Request for Extension of Credit and each Rate Designation Notice shall be irrevocable and shall be effective only if received by the Agent not later than 12:00 noon (1:00 p.m. in the case of a Request for Extension of Credit or Rate Designation Notice related to a Eurodollar Loan) on the day that is the applicable number of Business Days prior to the date of the relevant termination, reduction, issuance, borrowing and/or prepayment specified below:

                                                NUMBER OF BUSINESS
                                                     DAYS PRIOR
                                                       NOTICE
                                                ------------------

      Termination or reduction
      of Aggregate Commitment                            3

      Borrowing or prepayment
      of or Conversion into
      Alternate Base Rate Loans                      same day

      Borrowing or prepayment
      of or Conversion into or
      Continuation of Eurodollar
      Loans                                              3

      Issuance of Letter of Credit                       3

Each such notice of reduction shall specify the amount to which the Aggregate Commitment is to be reduced and the resulting Commitment of each Bank. Each such notice of prepayment or Request for Extension of Credit shall specify the amount and Type of such Loans to be borrowed or prepaid (subject to SECTIONS 3.2 and 5.4), the date of borrowing or prepayment (which shall be a Business Day) and, in the case of Eurodollar Loans, the duration of the Interest Period therefor (subject to the definition of "Interest Period"). Each Rate Designation Notice with respect to a Conversion of a Loan (or portion thereof) shall specify the amount and Type of the Loan (or portion thereof) being converted, the amount and Type of Loan into which such Loan is being converted (subject to SECTION 5.4), the date for Conversion (which shall be a Business Day) and, unless such Loan is being converted into an Alternate Base Rate Loan, the duration (subject to the definition of "Interest

Period") of the Interest Period therefor which is to commence as of the last day of the then current Interest Period therefor (or the date of Conversion, if such Loan is being converted from an Alternate Base Rate Loan). Each Rate Designation Notice with respect to a Continuation of a Loan (or portion thereof) as the same Type of Loan shall specify the amount and Type of such Loan (or portion thereof) being continued (subject to SECTION 5.4) and the duration (subject to the definition of "Interest Period") of the Interest Period therefor which is to commence as of the last day of the then current Interest Period therefor. The Agent shall promptly notify the Banks of the contents of each such notice, Request for Extension of Credit, or Rate Designation Notice. Notice of any prepayment having been given, the principal amount specified in such notice, together with interest thereon to the date of prepayment, shall be due and payable on such prepayment date.

      5.6. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Bank prior to 2 p.m. on the date on which such Bank is to make payment to the Agent of the proceeds of a Loan (or the payment of any amount by such Bank to reimburse the Issuer for a drawing under any Letter of Credit) to be made by it hereunder or by the Company prior to the date on which the Company is to make a payment to the Agent for the account of the Agent, the Issuer or one or more of the Banks, as the case may be (such Bank or the Company being herein called the "PAYOR" and such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on the date that such Required Payment is to be made. If the Payor is the Company and the Company has not in fact made the Required Payment to the Agent on or before such date, the Banks, ratably in proportion to their respective Commitment Percentages, shall, on demand, repay to the Agent the amount made available by the Agent, together with interest thereon from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Fed Funds Rate for the first three days after demand and thereafter at the Fed Funds Rate plus 2%. (If the Payor is the Company, the provisions of SECTION 2.1(A) AND SECTION 4.3(B) shall also apply.) If the Payor is a Bank and such Bank has not in fact made the Required Payment to the Agent on or before such date, such Bank shall, on demand, pay to the Agent the amount made available by the Agent on behalf of such Bank, together with interest thereon from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Fed Funds Rate for each of the first three days after demand and for each day thereafter at the Fed Funds Rate plus 2%.

      5.7. SHARING OF PAYMENTS, ETC. If a Bank or any participant of a Bank shall obtain payment of any principal of or interest on any Loan made by it under this Agreement or of any Reimbursement Obligation or other obligation to it under this Agreement, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, such Bank or participant shall promptly purchase from the other Banks participations in the Loans made or Reimbursement Obligations or other obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks and participants shall share the benefit of such payment (net of any expenses which may be incurred by such Bank or its participant in obtaining or preserving such benefit) PRO RATA in accordance with the respective amounts then due to each of them. To such end all the Banks and their participants shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any Person so purchasing a participation in the Obligations may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans, Reimbursement Obligations or other obligations in the amount of such participation. Nothing in this Agreement shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company.

      Section 6.  YIELD PROTECTION AND ILLEGALITY.

      6.1.  ADDITIONAL COSTS.

      (a) Subject to SECTION 12.8, the Company shall pay to the Agent, on demand, for the account of such Bank, from time to time such amounts as any Bank may reasonably determine to be necessary to compensate it for any costs incurred by such Bank which such Bank reasonably determines are attributable to its making or maintaining any Eurodollar Loan hereunder or its obligation to make or maintain any such Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), in each case resulting from any Regulatory Change which:

            (1) subjects such Bank (or makes it apparent that such Bank is subject) to any tax (including any United States interest equalization tax), levy, impost, duty, charge or fee (collectively, "TAXES"), or any deduction or withholding for any Taxes on or from the payment due under any Eurodollar Loan or other amounts due hereunder, other than income and franchise taxes of the jurisdiction (or any subdivision thereof) in which such Bank has an office or its Applicable Lending Office; or

            (2) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans, other than changes which affect taxes measured by or imposed on the overall net income or franchise taxes of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction (or any subdivision thereof) in which such Bank has an office or such Applicable Lending Office; or

            (3) imposes or modifies or increases or deems applicable any Statutory Reserves or any other reserve, special deposit or similar requirement (including any such requirement imposed by the Board) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank or loans made by such Bank, or against any other funds, obligations or other Property owned or held by such Bank; or

            (4) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

Each Bank will notify the Company through the Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this SECTION 6.1 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Company through the Agent) will designate a different available Applicable Lending Office for the Eurodollar Loans of such Bank or take such other action as the Company may reasonably request if such designation or action is consistent with the internal policy of such Bank and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank (PROVIDED that such Bank shall have no obligation so to designate an Applicable Lending Office located in the United States of America). Each Bank will furnish the Company with a statement setting forth the basis and amount of each request by such Bank for compensation under this SECTION 6.1, with each such statement to cover amounts accruing under this
SECTION 6.1 with respect to a period beginning not earlier than 120 days from the date thereof and using any reasonable averaging and attribution method.

      (b) Without limiting the effect of the foregoing provisions of this
SECTION 6.1, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make Eurodollar Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of SECTION 6.4 shall be applicable).

      (c) Determinations and allocations by any Bank for purposes of this
SECTION 6.1 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Eurodollar Loans or on amounts receivable by it in respect of Eurodollar Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, absent manifest error, and may be made using any reasonable averaging and attribution method.

      (d) In the event any Bank shall seek compensation pursuant to this SECTION 6.1, the Company may give notice to such Bank (with copies to the Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to purchase and assume the Commitment, Loans, Note, Letter of Credit Liabilities and interests in this Agreement of such Bank. Each Bank requesting compensation pursuant to this SECTION 6.1 agrees to sell its Commitment, Loans, Note, Letter of Credit Liabilities and interests in this Agreement pursuant to
SECTION 12.6 (without recourse, representation or warranty except as provided in SECTION 12.6) to any such Eligible Assignee for an amount equal to (x) the sum of the outstanding unpaid principal of and accrued and unpaid interest on such Loans, Note and Letter of Credit Advances, plus (y) in the case of the Issuer, Cover for the face amount of all undrawn Letter of Credit Liabilities, plus (z) all other fees and amounts (including any compensation claimed by such Bank under this SECTION 6.1 and including a breakage charge as if such Bank had been prepaid the amount of all of its outstanding Eurodollar Loans) owing to such Bank under the Credit Documents, calculated, in each case, to the date on which such Commitment, Loans, Note, Letter of Credit Liabilities and interests are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company under this Agreement or any other Credit Document in respect of matters arising after the consummation of such purchase, but shall continue to be entitled to the benefit of, and subject to any obligations incurred by it under, this Agreement and the other Credit Documents in respect of matters occurring during the time it was a Bank under this Agreement.

      6.2. LIMITATION ON TYPES OF LOANS. Anything in this Agreement to the contrary notwithstanding, if, with respect to any Eurodollar Loans:

      (a) the Agent determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in SECTION 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans for Interest Periods therefor as provided in this Agreement; or

      (b) the Required Banks determine (which determination shall be conclusive absent manifest error) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in SECTION 1.1 upon the basis of which the rates of interest for such Loans are to be determined do not accurately reflect the cost to such Banks of making or maintaining such Loans for any proposed Interest Periods therefor; or

      (c) the Agent determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the Eurodollar interbank market generally, deposits in dollars in the relevant Eurodollar interbank market are not being offered for the applicable Interest Period and in an amount equal to the amount of the Eurodollar Loan requested by the Company;

the Agent shall promptly notify the Company and each Bank thereof, and, so long as such condition remains in effect, the Banks shall be under no obligation to make Eurodollar Loans (but shall maintain until the end of the Interest Period then in effect the Eurodollar Loans then outstanding).

      6.3. ILLEGALITY. Notwithstanding any other provision of this Agreement to the contrary, if by reason of (x) the adoption or effectiveness of any applicable Legal Requirement, or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority, or compliance by any Bank with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority or (y) circumstances affecting the relevant Eurodollar interbank market or the position of a Bank therein, it shall at any time be unlawful or impracticable in the sole discretion of a Bank for such Bank or its Applicable Lending Office to
(a) honor its obligation to permit the establishment of Eurodollar Loans hereunder or (b) maintain Eurodollar Loans hereunder, then such Bank through the Agent shall promptly notify the Company thereof, and the obligation of such Bank to establish or maintain Eurodollar Loans hereunder shall be suspended until such time as such Bank may again establish and maintain Eurodollar Loans, in which case the provisions of SECTION 6.4 shall be applicable. Before giving such notice pursuant to this SECTION 6.3, such Bank will designate a different available Applicable Lending Office for the Eurodollar Loans of such Bank or take such other action as the Company may reasonably request if such designation or action is consistent with the internal policy of such Bank and legal and regulatory restrictions, can be undertaken at no additional cost, will avoid the need to suspend such Bank's obligation to make Eurodollar Loans hereunder and will not, in the sole opinion of such Bank, be disadvantageous to such Bank (PROVIDED that such Bank shall have no obligation so to designate an Applicable Lending Office located in the United States of America).

      In the event any Bank shall seek to invoke the benefits of this SECTION 6.3, the Company may give notice to such Bank (with copies to the Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to purchase and assume the Commitment, Loans, Note, Letter of Credit Liabilities and interests in this Agreement of such Bank. Each Bank requesting to invoke the benefits of this SECTION 6.3 agrees to sell its Commitment, Loans, Note, Letter of Credit Liabilities and interests in this Agreement pursuant to
SECTION 12.6 (without recourse, representation or warranty except as provided in SECTION 12.6) to any such Eligible Assignee for an amount equal to (x) the sum of the outstanding unpaid principal of and accrued and unpaid interest on such Loans, Note and Letter of Credit Advances, plus (y) in the case of the Issuer, Cover for the face amount of all undrawn Letter of Credit Liabilities, plus (z) all other fees and amounts (including a breakage charge as if such Bank had been prepaid the amount of all of its outstanding Eurodollar Loans) owing to such Bank under the Credit Documents, calculated, in each case, to the date on which such Commitment, Loans, Note, Letter of Credit Liabilities and interests are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company hereunder or any other Credit Document in respect of matters arising after the consummation of the purchase, but shall continue to be entitled to the benefit of, and subject to any obligation incurred by it under, this Agreement and the other Credit Documents in respect of matters occurring during the time it was a Bank under this Agreement.

      6.4. SUBSTITUTE ALTERNATE BASE RATE LOANS. If the obligation of any Bank to make or maintain Eurodollar Loans shall be suspended pursuant to SECTION 6.1,
6.2 or 6.3, all Loans which would otherwise be made by such Bank as Eurodollar Loans shall be made instead as Alternate Base

Rate Loans (and, if an event referred to in SECTION 6.1(B) or 6.3 has occurred and such Bank so requests by notice to the Company with a copy to the Agent, each Eurodollar Loan of such Bank then outstanding shall be automatically converted into an Alternate Base Rate Loan on the date specified by such Bank in such notice which shall be the last day of the current Interest Period with respect to such Eurodollar Loan or on such earlier date as required by law) and, to the extent that such Eurodollar Loans are so made as (or converted into) Alternate Base Rate Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such Alternate Base Rate Loans.

      6.5. COMPENSATION. Subject to SECTION 12.8, the Company shall pay to the Agent for the account of each Bank, within two Business Days after demand therefor by such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense incurred by it as a result of:

      (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Bank on a date other than the last day of an Interest Period for such Loan; or

      (b) any failure by the Company to borrow a Eurodollar Loan to be made by such Bank on the date for such borrowing specified in the relevant notice of borrowing under SECTION 5.5 or to convert an Alternate Base Rate Loan into a Eurodollar Loan on such date after giving notice of such Conversion or to continue a Eurodollar Loan after giving notice of such Continuation; or

      (c) any payment, prepayment or Conversion of a Eurodollar Loan required by any provision of this Agreement or otherwise made or deemed made on a date other than the last day of an Interest Period for such Eurodollar Loan; or

      (d) any cessation of the Eurodollar Rate to apply to any Loan or any part thereof;

including, in each case, any actual loss or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits acquired to effect or maintain such Eurodollar Loan or any part thereof. Such compensation shall include an amount equal to the excess, if any, as reasonably determined by each Bank, of (1) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed, converted or continued (assumed to be the applicable Eurodollar Rate) for the period from the date of such payment, prepayment or Conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue the Interest Period for such Loan which would have commenced on the date of such failure to borrow, convert or continue) over (2) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. Each determination of the amount of such compensation by a Bank shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

      6.6. ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued under this Agreement or participations in such Letters of Credit, and the result shall be to increase the cost to the Issuer or any Bank of issuing or maintaining any Letter of Credit or any participation therein, or reduce any amount receivable by the Issuer or any Bank in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Issuer's or such Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), such Issuer or such Bank shall notify the Company through the Agent, and upon demand therefor by such Issuer or such Bank through the Agent, the Company (subject to SECTION 12.8) shall pay to the Issuer or such Bank, from time to time as specified by the Issuer or such Bank, such additional amounts as shall be sufficient to compensate the Issuer or such Bank for such increased costs or reductions in amount. Before making such demand pursuant to this SECTION 6.6, the Issuer or such Bank will designate a different available Applicable Lending Office for the Letter of Credit or participation or take such other action as the Company may request, if such designation or action will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of the Issuer or such Bank, be disadvantageous to the Issuer or such Bank. A statement as to such increased costs or reductions in amount incurred by the Issuer or such Bank, submitted by the Issuer or such Bank to the Company, shall cover amounts accruing under this SECTION 6.6 with respect to a period beginning not earlier than 120 days from the date thereof, shall be conclusive as to the amount thereof, absent manifest error, and may be prepared using any reasonable averaging and attribution method.

      In the event any Bank shall seek compensation pursuant to this SECTION 6.6, the Company may give notice to such Bank (with copies to the Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to purchase and assume the Commitment, Loans, Note, Letter of Credit Liabilities and interests in this Agreement of such Bank. Each Bank requesting compensation pursuant to this SECTION 6.6 each agrees to sell its Commitment, Loans, Note, Letter of Credit Liabilities and interests in this Agreement pursuant to SECTION 12.6 (without recourse, representation or warranty except as provided in SECTION 12.6) to any such Eligible Assignee for an amount equal to
(x) the sum of the outstanding unpaid principal of and accrued and unpaid interest on such Loans, Note and Letter of Credit Advances, plus (y) all other fees and amounts (including any compensation claimed by such Bank under this SECTION 6.6 and including a breakage charge as if such Bank had been prepaid the amount of all of its outstanding Eurodollar Loans) owing to such Bank under the Credit Documents, calculated, in each case, to the date on which such Commitment, Loans, Note, Letter of Credit Liabilities and interests in this Agreement are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company under this Agreement or any other Credit Document in respect of matters arising after the consummation of such purchase, but shall continue to be entitled to the benefit of, and subject to any obligation incurred by it under, this Agreement and the other Credit Documents in respect of matters occurring during the time it was a Bank under this Agreement.

      In the event any Issuer shall seek compensation pursuant to this SECTION 6.6, the Company may give notice to such Issuer (with copies to the Agent) that it wishes another of the Banks to become the Issuer for future Letters of Credit (including any Letters of Credit which the Company may arrange to substitute for any Letter of Credit issued by the retiring Issuer), whereupon such retiring Issuer shall have no further obligation to issue Letters of Credit, but shall continue to be entitled to the benefit of, and subject to any obligation incurred by it under, this Agreement and the other Credit Documents in respect of matters occurring and Letters of Credit issued during the time it was the Issuer under this Agreement. Notwithstanding its retirement, the retiring Issuer shall continue to be entitled to reimbursement of any and all Letter of Credit Advances made by it under each Letter of Credit issued by it. All fees and other amounts (including any compensation claimed by the retiring Issuer under this SECTION 6.6) owing to the retiring Issuer under the Credit Documents shall be paid to the retiring Issuer at the time of its retirement as Issuer, and the retiring Issuer shall continue to be the Issuer for all purposes of this Agreement with respect to any outstanding Letters of Credit theretofore issued by it.

      6.7.  CAPITAL ADEQUACY.  If any Bank shall have determined that

      (a) the adoption after the date of this Agreement or the effectiveness after the date of this Agreement (regardless of whether previously announced) of any applicable Legal Requirement or treaty regarding capital adequacy, or

      (b) any change after the date of this Agreement in any existing or future Legal Requirement or treaty regarding capital adequacy, or

      (c) any change after the date of this Agreement in the interpretation or administration of any existing or future Legal Requirement or treaty regarding capital adequacy by any Governmental Authority or comparable agency charged with the interpretation or administration thereof, or

      (d) compliance by any Bank (or its Applicable Lending Office) with any request or directive after the date of this Agreement regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority or comparable agency has or would have the effect of reducing the rate of return on the capital of such Bank (or any holding company of which such Bank is a part) as a consequence of its obligations under this Agreement and the other Credit Documents to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance by an amount deemed by such Bank or holding company to be material, then, from time to time, on demand by such Bank (with a copy to the Agent), the Company (subject to SECTION 12.8) shall pay to such Bank such additional amount or amounts as will compensate such Bank or holding company for such reduction. The certificate of any Bank setting forth such amount or amounts as shall be necessary to compensate it and the basis therefor shall cover amounts accruing under this SECTION 6.7 with respect to a period beginning not earlier than 120 days from the date thereof and shall be conclusive and binding, absent manifest error. The Company shall pay the amount shown as due on any such certificate upon delivery of such certificate. In preparing such certificate, a Bank may take into consideration such Bank's and such holding company's policies with respect to capital adequacy, employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable, and use any reasonable averaging and attribution method.

      In the event any Bank shall seek compensation pursuant to this SECTION 6.7, the Company may give notice to such Bank (with copies to the Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to purchase and assume the Commitment, Loans, Note, Letter of Credit Liabilities and interests in this Agreement of such Bank. Each Bank requesting compensation pursuant to this SECTION 6.7 agrees to sell its Commitment, Loans, Note, Letter of Credit Liabilities and interests in this Agreement pursuant to
SECTION 12.6 (without recourse, representation or warranty except as provided in SECTION 12.6) to any such Eligible Assignee for an amount equal to (x) the sum of the outstanding unpaid principal of and accrued and unpaid interest on such Loans, Note and Letter of Credit Advances, plus (y) in the case of the Issuer, Cover for the face amount of all undrawn Letter of Credit Liabilities, plus (z) all other fees and amounts (including any compensation claimed by such Bank under this SECTION 6.7 and including a breakage charge as if such Bank had been prepaid the amount of all of its outstanding Eurodollar Loans) owing to such Bank under the Credit Documents, calculated, in each case, to the date on which such Commitment, Loans, Note, Letter of Credit Liabilities and interests are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company under this Agreement or any other Credit Document in respect of matters arising after the consummation of such purchase, but shall continue to be entitled to the benefit of, and subject to any obligation incurred by it under, this Agreement and the other Credit Documents in respect of matters occurring during the time it was a Bank under this Agreement.

      Section 7.  CONDITIONS PRECEDENT.

      7.1. INITIAL CONDITIONS PRECEDENT. The effectiveness of this Agreement, the obligation of each Bank to make its initial Loan to the Company pursuant to this Agreement and the obligation of the Issuer to issue the first Letter of Credit pursuant to this Agreement are each subject to the following conditions precedent, each of which shall have been fulfilled in the sole discretion of the
Agent:

            (a) CORPORATE ACTION AND STATUS. The Agent shall have received copies of the Organizational Documents of the Company certified by the Secretary of the Company, and resolutions of the Board of Directors of the Company, certified by the Secretary of the Company, for all corporate action taken by the Company authorizing the execution, delivery and performance of the Credit Documents to which the Company is a party, together with such certificates as may be appropriate to demonstrate the existence, qualification and good standing of and payment of taxes by each member of the Combined Group in each jurisdiction in which such qualification is required to make true the representations contained in
      SECTION 8.1.

            (b) INCUMBENCY. The Company shall have delivered to the Agent a certificate in respect of the name and signature of each officer who (i) is authorized to sign on its behalf the applicable Credit Documents to which the Company is a party and (ii) will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the other Credit Documents. The Agent and each Bank may conclusively rely on such certificates until they receive notice in writing from the Company to the contrary.

            (c) NOTES. The Agent shall have received the appropriate Note of the Company for each Bank, each duly completed and executed.

            (d) SUBSIDIARY GUARANTEES. Each Subsidiary Guarantor shall have duly executed and delivered to the Agent a Subsidiary Guarantee. The Agent shall have received copies of the Organizational Documents of each Subsidiary Guarantor certified by the Secretary of such Subsidiary Guarantor, and resolutions of the Board of Directors of each Subsidiary Guarantor, certified by the Secretary of such Subsidiary Guarantor, for all corporate action taken by such Subsidiary Guarantor authorizing the execution, delivery and performance of the Subsidiary Guarantee to which such Subsidiary Guarantor is a party, together with such certificates as may be appropriate to demonstrate the existence, qualification and good standing of and payment of taxes by such Subsidiary Guarantor in the jurisdiction of its incorporation or organization. The Company shall have delivered to the Agent a certificate in respect of the name and signature of each officer of each Subsidiary Guarantor who is authorized to sign on its behalf the Subsidiary Guarantee to which such Subsidiary Guarantor is a party.

            (e) CREDIT DOCUMENTS. The Company and each Subsidiary Guarantor shall have duly executed and delivered the other Credit Documents to which it is a party, and each such Credit Document shall be in Proper Form. Each such Credit Document shall be in substantially the form furnished to the Banks prior to their execution of this Agreement, together with such non-material changes therein as the Agent may approve in its discretion. The Company shall have paid to the Agent all fees and expenses in the amounts previously agreed upon in writing among the Company and the Agent and all amounts due under SECTION 12.3.

            (f) OPINION OF COUNSEL TO THE COMPANY. The Agent shall have received the opinions of Andrews & Kurth L.L.P. and of David L. Hicks, counsel to the Company, substantially in the forms of SCHEDULES II and III, respectively.

            (g) COUNTERPARTS. The Agent shall have received counterparts of each of the Credit Documents duly executed and delivered by or on behalf of each of the parties thereto (or, in the case of any Bank as to which the Agent shall not have received such a counterpart, the Agent shall have received evidence satisfactory to it of the execution and delivery by such Bank of a counterpart hereof).

            (h) MERGER. The Agent shall have received evidence satisfactory to it in its discretion that the Merger has occurred.

            (i) CONSENTS. The Agent shall have received evidence satisfactory to it in its discretion that all authorizations, approvals and consents of, and all filings and registrations with, all Governmental Authorities, the holders of the Santa Fe Senior Subordinated Notes, the holders of the Snyder Senior Subordinated Notes, and each other Person, if any, required in connection with the Loans and Letters of Credit or the execution, delivery and performance of the Credit Documents have been received and remain in full force and effect.

            (j) OTHER DOCUMENTS. The Agent shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as the Agent may reasonably request.

            (k) TERMINATION OF EXISTING CREDIT FACILITIES. The Agent shall have received evidence satisfactory to it in its sole discretion that the Existing Santa Fe Credit Facility and the Existing Snyder Credit Facility shall have been terminated; that all borrowings under each such facility have been repaid, and that all commitments under each such facility have terminated.

            (l) SENIOR SUBORDINATED DEBT. The Agent shall have received evidence satisfactory to it in its discretion that the aggregate principal amount of Total Debt outstanding pursuant to the Santa Fe Indenture does not exceed $100,000,000 and that the aggregate principal amount of Total Debt outstanding pursuant to the Snyder Indenture does not exceed $175,000,000.

      All provisions and payments required by this SECTION 7.1 are subject to the provisions of SECTION 12.8.

      7.2. ALL LOANS AND LETTERS OF CREDIT. The obligation of each Bank to make any Loan (including its initial Loan) to be made by it hereunder and the obligation of the Issuer to issue any Letter of Credit (including the first Letter of Credit) are each subject to the additional conditions precedent that, as of the date of such Loan or such issuance, and after giving effect thereto:

            (a) for each Loan which is not a Conversion or a Continuation, no Default shall have occurred and be continuing;

            (b) for each Loan which is not a Conversion or a Continuation, and for each Letter of Credit, there shall have been no Material Adverse Change since the date of this Agreement;

            (c) for each Loan which is not a Conversion or a Continuation, and for each Letter of Credit, all representations and warranties made in each Credit Document shall be true and correct in all material respects on and as of the date of the making of such Loan or the issuance of such Letter of Credit, with the same force and effect as if made on and as of such date (except as the same are expressly stated in the Credit Documents to be made only as of a specific earlier date, in which case the same shall have been true and correct in all material respects as of such earlier date);

            (d) except for Loans and Letters of Credit made or issued on the date of this Agreement, the Company shall have delivered to the Agent a completed Request for Extension of Credit (and, in the case of a Letter of Credit, a completed Application) within the time specified in SECTION 5.5; and

            (e) the making of such Loan or the issuance of such Letter of Credit shall not be prohibited by, or subject the Agent or such Bank to any penalty under, any Legal Requirement applicable to the Agent or such Bank.

      The borrowing of the initial Loans and the issuance of the initial Letter of Credit under this Agreement and each Request for Extension of Credit in respect of each Loan and each Letter of Credit by the Company hereunder shall constitute and include a representation and warranty by the Company to the effect set forth in SUBSECTIONS (A) through (C) (if applicable) of this SECTION
7.2 (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

      7.3. CONVERSIONS AND CONTINUATIONS OF EURODOLLAR LOANS. The obligation of each of the Banks to convert any Alternate Base Rate Loan into a Eurodollar Loan or to continue any Eurodollar Loan for a new Interest Period is subject to the conditions precedent that on the date of such Conversion or Continuation and after giving effect thereto (a) no Default shall have occurred and be continuing, (b) the Company shall have delivered to the Agent a completed Rate Designation Notice within the time specified in SECTION 5.5, and (c) such Conversion or Continuation shall not be prohibited by, or subject such Bank to any penalty under, any Legal Requirement applicable to such Bank. The acceptance of the benefits of such Conversion or Continuation shall constitute a representation and warranty by the Company to each of the Banks to the effect set forth in CLAUSE (A).

      Section 8. REPRESENTATIONS AND WARRANTIES. To induce the Agent and the Banks to enter into this Agreement and to extend credit under it, the Company represents and warrants (such representations and warranties to survive any investigation, the making of the Loans and the issuance of the Letters of Credit) to the Banks and the Agent as follows:

      8.1. CORPORATE EXISTENCE. Each member of the Combined Group (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite power and authority, and has all licenses, permits, authorizations, consents and approvals necessary, to own its Property and carry on its business as now being conducted, and (c) is qualified to do business, and is in good standing, in all jurisdictions in which any of the Properties which it owns are located or the nature of the business conducted by it makes such qualification necessary or advisable, unless the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the business, financial condition or results of operations of the Combined Group taken as a whole.

      8.2.  INFORMATION.

      (a) (i) The unaudited pro forma condensed combined balance sheet of Santa Fe and its Subsidiaries as at December 31, 1998, and the related unaudited pro forma condensed combined statements of operations for the year then ended, together with the respective notes thereto, (ii) the unaudited consolidated balance sheet of Santa Fe and its Subsidiaries as at March 31, 1999, and the related unaudited consolidated statements of operations, changes in financial position and cash flows for the quarter then ended, and (iii) the unaudited consolidated balance sheet of Snyder and its Subsidiaries as at March 31, 1999, and the related unaudited consolidated statements of operations, changes in financial position and cash flows for the period then ended or the quarter then ended, together with the respective notes thereto, each as delivered to each of the Banks prior to the date of this Agreement, utilized assumptions which provide a reasonable basis for presenting the significant effects of the Merger, and the pro forma adjustments therein give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

      (b) The consolidated balance sheet of Santa Fe and its Subsidiaries as at December 31, 1998, and the related consolidated statements of operations, changes in financial position and cash flows for the year then ended, together with the respective notes thereto, delivered to each of the Banks prior to the date of this Agreement fairly present in all material respects the consolidated financial position of Santa Fe and its Subsidiaries at December 31, 1998 and their consolidated results of operations for the year then ended in conformity with GAAP.

      (c) The consolidated balance sheet of Snyder and its Subsidiaries as at December 31, 1998, and the related consolidated statements of operations, changes in financial position and cash flows for the period then ended, together with the respective notes thereto, delivered to each of the Banks prior to the date of this Agreement fairly present in all material respects the consolidated financial position of Snyder and its Subsidiaries at December 31, 1998 and their consolidated results of operations for the year then ended in conformity with GAAP.

      (d) The most recent consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of operations, changes in financial position and cash flows for the period then ended, together with the respective notes thereto, delivered to each of the Banks in accordance with the provisions of SECTION 9.1(A) or (B), as the case may be, fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of such date and their consolidated results of operations for the period then ended in conformity with GAAP.

      (e) Since the date of this Agreement, there has been no Material Adverse Change.

      (f) On the date of this Agreement, there has been no Material Adverse Change since December 31, 1998.

      (g) The Obligations are senior to all indebtedness at any time outstanding under the Santa Fe Indenture (except as otherwise provided in connection with the pending defeasance of the Santa Fe Indenture) and senior to all indebtedness at any time outstanding under the Snyder Indenture (except as otherwise provided in connection with any redemption of the Snyder Senior Subordinated Notes).

      8.3. LITIGATION; COMPLIANCE. Except as disclosed in writing to the Banks prior to the date hereof, there are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries which, if adversely determined, would result in a Material Adverse Change. The Company and its Subsidiaries comply in all material respects with all applicable material (based on the Company and its Subsidiaries taken as a whole) Legal Requirements (other than the Applicable Environmental Laws, representations and warranties regarding which are found in SECTION 8.13). Neither the Company nor any of its Subsidiaries is in default in any material respect under, or in violation of, any material (based on the Company and its Subsidiaries taken as a whole) judgment, order or decree of any Governmental Authority.

      8.4. NO BREACH. None of the execution and delivery of the Credit Documents, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent that has not been obtained under, the Organizational Documents of the Company or any of its Subsidiaries or any material Legal Requirement (including any securities law, rule or regulation) applicable to the Company or any of its Subsidiaries or (except for the Liens permitted by this Agreement) result in the creation or imposition of any Lien upon any of the revenues or Property of the Company or any of its Subsidiaries. Such execution, delivery, consummation and compliance do not and will not conflict with or result in a breach of any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

      8.5. NECESSARY ACTION. The Company and each Subsidiary Guarantor has all necessary power and authority to execute, deliver and perform its obligations under the Credit Documents to which it is a party and to consummate the transactions contemplated therein. The execution, delivery and performance of the Credit Documents by the Company and each Subsidiary Guarantor, to the extent each is a party thereto, and the consummation by the Company and such Subsidiary Guarantor of the transactions contemplated therein have been duly authorized by all necessary action on the part of the Company and such Subsidiary Guarantor. The Credit Documents have been duly and validly executed and delivered by the Company and each Subsidiary Guarantor, to the extent each is a party thereto, and constitute the legal, valid and binding obligations of the Company and each Subsidiary Guarantor party thereto, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

      8.6. APPROVALS. All authorizations, approvals and consents of, and all filings and registrations with, all Governmental Authorities, the holders of the Santa Fe Senior Subordinated Notes, the holders of the Snyder Senior Subordinated Notes, and each other Person necessary for the execution, delivery or performance of any Credit Document or the consummation by the Company or any Subsidiary Guarantor of the transactions contemplated therein or for the validity or enforceability thereof have been obtained and are in full force and effect.

      8.7. REGULATION U. None of the proceeds of the Loans will be used and no Letter of Credit will be issued for the purpose of, and neither the Company nor any Subsidiary of the Company is engaged in the business of extending credit for the purpose of, (a) purchasing or carrying any "margin stock" as defined in Regulation U of the Board (12 C.F.R. Part 221) or (b) reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock, if such purpose under either (a) or (b) above would constitute this transaction a "purpose credit" within the meaning of said Regulation U, or for any other purpose which would constitute this transaction a "purpose credit". Neither the Company nor any Subsidiary of the Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Company nor any Subsidiary of the Company nor any Person acting on behalf of the Company or any Subsidiary of the Company has taken or will take any action which might cause any of the Credit Documents, including this Agreement, to violate Regulation U or any other regulation of the Board, or to violate any similar provision of the Securities Exchange Act of 1934, as amended, or any rule or regulation under any such provision thereof.

      8.8. ERISA. The Company and each ERISA Affiliate have fulfilled their contribution obligations under each Plan subject to Title IV of ERISA and have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan subject to Title IV of ERISA, and in all other regards with respect to each Plan are in material compliance with the applicable provisions of ERISA, the Code, and all other applicable laws, regulations and rules, to the extent that noncompliance with such provisions would result in a Material Adverse Change. The Company has no knowledge of any event with respect to each Plan which could result in a Material Adverse Change.

      8.9. TAXES. The Company and its Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except to the extent the same may be contested in good faith by appropriate proceedings diligently conducted for which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges, as made on a periodic basis, are adequate.

      8.10. SUBSIDIARIES. SCHEDULE I as supplemented from time to time by notice from the Company to the Agent is a complete and correct list of all Subsidiaries of the Company on the date hereof. All Capital Stock of the Restricted Subsidiaries directly or indirectly owned by the Company is free and clear of Liens (except Permitted Encumbrances), and all such Capital Stock is validly issued, fully paid and non-assessable.

      8.11. INVESTMENT COMPANY ACT. No member of the Combined Group is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or directly or indirectly controlled by or acting on behalf of any Person which is an "investment company", within the meaning of said Act.

      8.12. PUBLIC UTILITY HOLDING COMPANY ACT; FEDERAL POWER ACT. No member of the Combined Group is a "public-utility company", or an "affiliate" or a "subsidiary company" of a "public-utility company", or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a "public utility" as such term is defined in the Federal Power Act, as amended.

      8.13. ENVIRONMENTAL MATTERS. Except as disclosed in writing to the Agent prior to the date hereof, the Company and its Subsidiaries, and the plants and sites of each, have complied with all Applicable Environmental Laws, except, in any such case, where such failure to so comply would not result in a Material Adverse Change. Without limiting the generality of the preceding sentence, neither the Company nor any of its Subsidiaries has received notice of or has actual knowledge of any actual or claimed or asserted failure so to comply with Applicable Environmental Laws or of any other Environmental Claim which alone or together with all other such failures or Environmental Claims is material and would result in a Material Adverse Change. Except as disclosed in writing to the Agent prior to the date hereof, neither the Company nor any of its Subsidiaries nor their plants or other sites manage, generate or dispose of, or during their respective period of use, ownership, occupancy or operation by the Company or its Subsidiaries have managed, generated, released or disposed of, any hazardous wastes, solid wastes, petroleum substances, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used or defined in the Applicable Environmental Laws, in material violation of or in a manner which would result in liability under the Applicable Environmental Laws or any other applicable Legal Requirement, or in a manner which would result in an Environmental Claim except where such noncompliance or liability or Environmental Claim would not result in a Material Adverse Change. The representation and warranty contained in this SECTION 8.13 is based in its entirety upon (a) current interpretations and enforcement policies that have been publicly disseminated and are used by Governmental Authorities charged with the enforcement of the Applicable Environmental Laws or which apply to the Company or any of its Subsidiaries with respect to any Property or sites in a particular jurisdiction and (b) current levels of publicly disseminated scientific knowledge concerning the detection of, and the health and environmental risks associated with the discharge of, substances and pollutants regulated pursuant to the Applicable Environmental Laws.

      8.14. TITLE.

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
      (a) Each member of the Combined Group has good and defensible title to the oil, gas and mineral Properties and related facilities most recently identified to the Bank as owned by it.

      (b) Such Properties and facilities are free and clear of all Liens, except Liens permitted hereby.

      (c) All oil, gas and mineral leases and leasehold estates, gas purchase and sales contracts and other agreements comprising or relating to any of such Properties are valid and subsisting and in full force and effect, except for those leases, estates, contracts, easements, rights-of-way and agreements which are in the aggregate not material to such oil, gas and mineral Properties, taken as a whole.

      (d) All rights, permits, easements, servitudes and rights-of-way, failure to have or maintain which would materially interfere with the development, maintenance and operation of such Properties so as to result in a Material Adverse Change, have been obtained and are in full force and effect.

      8.15. YEAR 2000 COMPLIANCE. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Company and its Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Company and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to the Company and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or result in a Material Adverse Change. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company to conduct its business without resulting in a Material Adverse Change.

      Section 9. COVENANTS. The Company covenants to and agrees with the Banks and the Agent that until the termination of this Agreement pursuant to SECTION 12.7:

      9.1. FINANCIAL STATEMENTS AND CERTIFICATES. The Company will deliver:

      (a) to each Bank, as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated and consolidating statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the then-current fiscal year to the end of such quarterly period, and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth (1) as to each account affected thereby, all eliminating entries for the Unrestricted Subsidiaries as a group and (2) the resulting consolidated and consolidating figures for the Company and the Restricted Subsidiaries, and setting forth in each case in comparative form figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and unaudited but certified by an authorized financial officer of the Company as fairly presenting the financial position and results of operations of the Company and its Subsidiaries as of the date thereof and the period then ended, subject to changes resulting from year-end adjustments;

      (b) to each Bank, as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated and consolidating statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such year, and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, setting forth (1) as to each account affected thereby, all eliminating entries for the Unrestricted Subsidiaries as a group and (2) the resulting consolidating figures for the Company and the Restricted Subsidiaries, and setting forth in each case in comparative form corresponding consolidating figures from the preceding annual audit, all in reasonable detail and which shall be reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing selected by the Company whose report shall (A) contain an opinion that shall be unqualified as to the scope or limitations imposed by the Company and shall not be subject to any other material qualification and (B) state that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries at the dates indicated and their cash flows and the results of their operations and the changes in their financial position for the periods indicated in conformity with GAAP, and shall be accompanied by a report of such independent public accountants stating that (W) such audit was made for the purpose of forming an opinion on the consolidated financial statements taken as a whole; (X) the consolidating information set forth therein is presented for purposes of additional analysis rather than to present the financial position, results of operations and cash flows of the individual companies; (Y) such consolidating information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and (Z) in such independent public accountants' opinion, such consolidating information is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole, with such changes thereto as such accountants reasonably determine to be appropriate under the circumstances;

      (c) to each Bank, promptly upon transmission thereof, copies of all financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits, and other than registration statements and reports relating to employee benefit or compensation plans) and all reports which it files with the Securities and Exchange Commission (or any body or agency succeeding to any or all of the functions of the Securities and Exchange Commission);

      (d) to each Bank, promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any such Subsidiary;

      (e) to each Bank, as soon as practicable and in any event within three days after any executive officer of the Company obtains knowledge (1) of any Default or any condition or event which, in the opinion of management of the Company, would result in a Material Adverse Change (to the extent affecting the Company and its Subsidiaries in a materially different manner or extent than the oil and gas industry generally); (2) that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 10.1(B) or (N); (3) of any write-down equal to or greater than $10,000,000 resulting from an impairment of the value of oil and gas assets; (4) of the institution of any litigation involving claims against the Company or any of its Subsidiaries equal to or greater than $10,000,000 with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the Company or any of its Subsidiaries equal to or greater than $10,000,000 with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the Company or such Subsidiary substantially more probable; and (5) of any regulatory proceeding which, if determined adversely to the Company, would (alone or with other factors) result in a Material Adverse Change (to the extent affecting the Company and its Subsidiaries in a materially different manner or extent than the oil and gas industry generally), an Officer's Certificate specifying the nature and period of existence of any such Default, condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed Default, event or condition, or specifying the details of such proceeding, litigation or dispute and, in each case, what action the Company and any affected Subsidiary has taken, is taking or proposes to take with respect thereto;

      (f) to each Bank, (1) promptly after the filing or receiving thereof, copies of all annual reports and such other material reports and notices which the Company or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the PBGC, the U.S. Department of Labor or any entity succeeding to any or all of their respective functions with respect to a Plan that is subject to Title IV of ERISA; (2) promptly upon acquiring knowledge of any "reportable event" (as defined in Section 4043 of ERISA) or of any "prohibited transaction," as such term is defined in the Code or ERISA, in connection with any Plan which may result in a Material Adverse Change, a statement executed by the President or Chief Financial Officer of the Company or the applicable ERISA Affiliate, setting forth the details thereof and the action which the Company or the ERISA Affiliate proposes to take with respect thereto and, when known, any action taken by the PBGC, the Internal Revenue Service, the U.S. Department of Labor (or any entity succeeding to any or all of the functions of any such entity) with respect thereto; (3) promptly after the filing or receiving thereof by the Company or any ERISA Affiliate, any notice of the institution of any proceedings or other actions which may result in the termination of any Plan or notice of complete or partial withdrawal liability under Title IV of ERISA, and (4) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted by the Company or any ERISA Affiliate, to the Secretary of the Treasury, the U.S. Department of Labor or the Internal Revenue Service (or any entity succeeding to any or all of the functions of any such entity), as the case may be;

      (g) to the Agent, (i) no later than the first Quarterly Date after the formation or acquisition of any Subsidiary of the Company, notice of such formation or acquisition stating the name, jurisdiction of organization, percentage owned by the Company, whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, and other relevant information, and (ii) promptly upon the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary pursuant to SECTION 9.17, notice of such designation; and

      (h) with reasonable promptness, such other information respecting the business, financial condition or results of operations of the Company or any of its Subsidiaries as the Agent or any Bank (through the Agent) may reasonably request.

Additionally, the Company will deliver to each Bank:

      (x) Together with each delivery of financial statements required by SUBSECTION (A) above, an Officer's Certificate demonstrating (with applicable computations in reasonable detail) compliance by the Company and the Restricted Subsidiaries with the provisions of SECTIONS 9.6, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.14, OR 9.15 as at the date of the balance sheet included in such financial statements and stating that at the date of such Officer's Certificate there exists no Default, or, if any Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto; and

      (y) Together with each delivery of financial statements required by SUBSECTION (B) above, a certificate of such accountants stating that, in conducting the audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards they have obtained no knowledge of any Default arising under SECTION 10.1(A), (B) or (I) or any Default arising under SECTION 10.1(D) that occurs as result of the breach or violation by the Company or the Restricted Subsidiaries of SECTIONS 9.6, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.14 OR 9.15 or, if they have obtained knowledge of any such Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to the Agent or any Bank by reason of their failure to obtain knowledge of any such Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

      9.2. INSPECTION OF PROPERTY. The Company will permit, and cause each of its Subsidiaries to permit, any Person designated in writing by any Bank, at such Bank's expense and risk, to visit and inspect any of the Properties of the Company and its Subsidiaries; and also to examine the corporate books and financial records of the Company and its Subsidiaries and to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of such Persons with the executive officers of the Company and its Subsidiaries, the petroleum reserve engineers employed by the Company and its Subsidiaries and the Company's independent public accountants, all at such reasonable times, with a representative of the Company present and as often as such Bank may reasonably request, and will assist such Person or Persons in all such activities.

      9.3. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company will, and will cause each of its Subsidiaries and each of its Affiliates that are controlled by the Company or its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all Applicable Environmental Laws, except where non-compliance would neither (a) result in a Material Adverse Change nor (b) subject the Agent or any Bank to any liability for such non-compliance (PROVIDED that the Company shall not be in default of this CLAUSE (B) if the Company indemnifies each of the Agent, Banks or any of them subjected to such liability and provides collateral to secure such indemnification, all to the extent required by the Person subjected to such liability in its sole and unfettered discretion). THE COMPANY AGREES TO INDEMNIFY AND HOLD THE AGENT AND EACH BANK, AND THEIR RESPECTIVE OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM ANY LOSS, LIABILITY, CLAIM OR EXPENSE WHICH ANY SUCH PERSON MAY INCUR OR SUFFER AS A RESULT OF A BREACH BY THE COMPANY OR ITS SUBSIDIARIES OR AFFILIATES, AS THE CASE MAY BE, OF THIS COVENANT. The Company shall not be deemed to have breached or violated this
SECTION 9.3 if the Company or the applicable Subsidiary or Affiliate, as the case may be, is challenging in good faith by appropriate proceedings diligently pursued, and subject to the indemnification obligations of this SECTION 9.3, the application or enforcement of any such Applicable Environmental Laws for which adequate reserves have been established in accordance with GAAP.

      9.4. PAYMENT OF TAXES. The Company will, and will cause each of its Subsidiaries to, pay, or have paid on its behalf, before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its Property, except to the extent contested in good faith by appropriate proceedings diligently conducted for which adequate reserves have been established in accordance with GAAP.

      9.5. MAINTENANCE OF INSURANCE. The Company and each of its Subsidiaries will carry and maintain insurance in accordance with industry standards by financially sound and reputable insurers, insurance of the kinds, covering the risks and in the relative proportionate amounts customarily carried by companies engaged in the same or similar businesses and similarly situated.

      9.6. NET WORTH. The Company will not permit the Consolidated Net Worth at any time to be less than the total of (a) $565,000,000 PLUS or MINUS, as the case may be, (b) the Consolidated Net Worth Floor Adjustment as of such time.

      9.7. TOTAL DEBT TO EBITDAX. The Company will not at any time create, incur, assume or suffer to exist any Total Debt of the Combined Group which exceeds in the aggregate the product of (a) 3.50 multiplied by (b) EBITDAX for the four consecutive fiscal quarters then most recently ended.

      9.8 RESTRICTED PAYMENTS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, if immediately thereafter and after giving effect thereto, any Default or Event of Default would exist; PROVIDED, that any Restricted Subsidiary may declare and pay dividends and make distributions to the Company and may declare and pay dividends and make distributions to any other Restricted Subsidiary of which it is a Subsidiary.

      9.9. LIENS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind upon any of its or their respective Properties (including the Capital Stock of any Restricted Subsidiary), whether now owned or hereafter acquired, or any revenue or profits therefrom, other than and except for:

            (a)   Permitted Encumbrances;

            (b) Liens securing indebtedness of a Restricted Subsidiary owing to the Company or to a Wholly-Owned Restricted Subsidiary;

            (c)   Liens on the Capital Stock of Unrestricted Subsidiaries;

            (d) Liens existing on any Property of a Person at the time such Person becomes a Restricted Subsidiary, or Liens existing prior to the time of acquisition upon any Property acquired by the Company or any Restricted Subsidiary through purchase, merger or consolidation, or otherwise; PROVIDED, that except as otherwise permitted by this SECTION 9.9, any such Lien (i) shall not encumber any other Property of the Company or any Restricted Subsidiary and (ii) shall not have been created or modified in any respect in anticipation of such Person's becoming a Restricted Subsidiary or in anticipation of the acquisition by the Company or any Restricted Subsidiary of the real property subject thereto (other than to reflect the assumption of such Lien or other ministerial acts relating thereto); PROVIDED, HOWEVER, that the aggregate amount of indebtedness secured by all Liens permitted pursuant to this CLAUSE (D) shall not exceed $25,000,000 in the aggregate for all Persons;

            (e) Liens placed on Property at the time of acquisition thereof to secure all or a portion of (or to secure Total Debt incurred to pay all or a portion of) the purchase price of such acquisition; PROVIDED that (i) such Property is not and shall not become encumbered in an amount in excess of the lesser of the cost or the fair market value thereof; and
      (ii) any such Lien shall not encumber any other Property of the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that the aggregate amount of indebtedness secured by all Liens permitted pursuant to this CLAUSE (E) shall not exceed $25,000,000 in the aggregate for all Persons; and

            (f) Liens (other than Liens on the Capital Stock of a Restricted Subsidiary) securing indebtedness in an aggregate amount for all such Persons not to exceed $50,000,000 at any one time outstanding.

      9.10. FUNDAMENTAL CHANGES.

            (a) The Company will not, directly or indirectly, enter into any transaction of merger or consolidation, or convey, transfer, or lease its Properties and assets substantially as an entirety to any Person, unless:

            (i) either (A) the Company (in any merger or consolidation) is the surviving entity, or (B) the entity formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the Properties and assets of the Company substantially as an entirety (the "SUCCESSOR ENTITY") shall either (x) immediately after giving effect of such merger, consolidation, conveyance, transfer or lease, have then-effective ratings (or implied ratings) published by Moody's and S&P applicable to such Successor Entity's senior, unsecured, non-credit-enhanced, long term indebtedness for borrowed money, which ratings shall be Ba1 or higher (if assigned by Moody's) or BB+ or higher (if assigned by S&P), or (y) be acceptable to the Required Banks in their sole and absolute determination;

            (ii) any Successor Entity shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume, by amendment to this Agreement executed by the Company and such Successor Entity and delivered to the Agent, the due and punctual payment of the Obligations and the performance or observance of every covenant hereof on the part of the Company to be performed or observed;

            (iii) immediately after giving effect to such transaction, no Default and no Event of Default shall have occurred and be continuing; and

            (iv) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, Properties or assets of the Company or any Restricted Subsidiary would become subject to a Lien which would not be permitted by SECTION 9.9, the Company or the Successor Entity, as the case may be, shall take such steps as shall be necessary effectively to secure the Obligations equally and ratably with (or prior to) all indebtedness secured thereby.

            (b) The Company shall not permit any Restricted Subsidiary, directly or indirectly, to enter into any transaction of merger or consolidation, or convey, transfer or lease its Properties and assets substantially as an entirety to any Person, unless, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

      Upon the occurrence of any merger, consolidation, conveyance, transfer or lease, the Company shall promptly deliver to the Agent an Officer's Certificate demonstrating (with applicable computations in reasonable detail) compliance by the Company and the Restricted Subsidiaries with the provisions of SECTIONS 9.6 AND 9.7 after giving effect to such transaction and stating that immediately after and after giving effect to such transaction there existed and exists no Default or Event of Default.

      9.11 ASSET SALES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any Asset Sale, unless

            (a) immediately after and after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing, and

            (b) after giving effect to such Asset Sale, the aggregate fair market value of

                  (i) all assets of the Company and all Restricted Subsidiaries Transferred in an Asset Sale (on a consolidated basis) during the period of 12 consecutive months immediately preceding such Asset Sale, PLUS

                  (ii) with respect to each Restricted Subsidiary the Capital Stock of which has been Transferred in an Asset Sale during such 12-month period, that portion of the assets of such Restricted Subsidiary obtained by multiplying the total assets of such Restricted Subsidiary at the time of such Transfer times a fraction, the numerator of which is the aggregate amount of Capital Stock of such Restricted Subsidiary so Transferred and the denominator of which is the aggregate amount of all Capital Stock of such Restricted Subsidiary at the time of such Transfer shall not exceed the greater of (x) 10% of the consolidated net tangible assets of the Company and the Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding or coinciding with such Asset Sale, or (y) $150,000,000. Concurrently with each Asset Sale, the Company will deliver to the Agent an Officer's Certificate stating that, immediately after and after giving effect to such Asset Sale, there existed and exists no Default or Event of Default.

      9.12 INVESTMENTS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make or have any Investment in, any Person, or make any commitment to make any such Investment, except (a) Permitted Investments, and (b) other Investments in an aggregate amount for all such Persons not to exceed $25,000,000 at any one time outstanding.

      9.13. INDEBTEDNESS AND GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES.

      (a) The Company will not permit any Restricted Subsidiary to create, incur, suffer or permit to exist, or assume or enter into, any Total Debt, whether direct, indirect, absolute, contingent or otherwise, except Total Debt which does not exceed in the aggregate for all Restricted Subsidiaries $50,000,000 at any one time outstanding.

      (b) The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Guarantee the payment of any indebtedness of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guarantee of the Obligations by such Restricted Subsidiary; and (ii) such Restricted Subsidiary waives and agrees not in any manner whatsoever to claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until such time as the obligations Guaranteed thereby are paid in full; PROVIDED that this SUBSECTION (B) shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

      (c) Notwithstanding the foregoing and the other provisions of this Agreement, any Subsidiary Guarantee incurred by a Restricted Subsidiary pursuant to this SECTION 9.13 shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the sale or disposition (by merger or otherwise) of such Subsidiary Guarantor (or all or substantially all of its Properties) to a Person other than the Company or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the terms of this Agreement; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, other indebtedness of the Company or any other Restricted Subsidiary shall also terminate upon any such sale or other disposition. The Company shall deliver to the Agent an Officer's Certificate as to the occurrence of the terms and conditions set forth in this SECTION 9.13(C). Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with SECTION 9.17 shall be released from its Subsidiary Guarantee and all related obligations under this Agreement for so long (but only so long) as it remains an Unrestricted Subsidiary. Notwithstanding any other provision of this SECTION 9.13(C), all of the Subsidiary Guarantors shall be released from their respective Subsidiary Guarantees and all related obligations under this Agreement in the event that all obligations of the Subsidiary Guarantors under all of their Guarantees of, and under all of their pledges of assets and other security interests which secure, other indebtedness of the Company shall also terminate.

      9.14 SALES AND LEASEBACKS. The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Wholly-Owned Restricted Subsidiary) or to which any such bank, insurance company, lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary for a period, including renewals, of three years or more, of any Property or asset which has been or is to be sold or transferred more than 180 days after the completion of construction and commencement of full operation thereof, by the Company or any Restricted Subsidiary to such bank, insurance company, lender or investor or to any Person to whom funds have been or are to be advanced by such bank, insurance company, lender or investor on the security of such Property (a "SALE AND LEASEBACK TRANSACTION") unless the Company or such Restricted Subsidiary could create Total Debt in an amount equal to the Attributable Debt with respect to the lease resulting from such sale and leaseback transaction without violating SECTION 9.7 and unless after giving effect thereto the Company shall be in compliance with SECTION 9.9.

      Upon any sale and leaseback transaction, the Company shall deliver to the Agent an Officer's Certificate demonstrating (with applicable computations in reasonable detail) compliance by the Company and the Restricted Subsidiaries with the provisions of SECTIONS 9.6, 9.7 AND 9.9 after giving effect to such sale and leaseback transaction and stating that, immediately after and after giving effect to such sale and leaseback transaction, there existed and exists no Default or Event of Default.

      9.15. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of Property or services) with any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to (1) loans to directors and employees of the Company or any Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $3,000,000 outstanding at any one time, (2) the Company's director and employee expense, compensation and other benefit arrangements, or (3) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's charter and bylaws and applicable statutory provisions.

      9.16 RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement or any other Credit Document) with any creditor which limits the ability of the Company to amend or otherwise modify this Agreement or any other Credit Document. The Company will not, and will not permit any Restricted Subsidiary to, enter into any agreement which restricts or prohibits the ability of any Restricted Subsidiary to make any payments, directly or indirectly, to the Company by way of dividends, a repayment of loans, or other returns on investments, or any other agreement or arrangement which restricts the ability of any Restricted Subsidiary to make any payment, directly or indirectly, to the Company excluding, however, customary transactions with Affiliates of the Company; PROVIDED, HOWEVER that this SECTION 9.16 shall not apply to customary restrictions contained in agreements with third parties requiring transactions among affiliated companies to be fair and reasonable, or at fair market value, or at arm's length, or other similar standards.

      9.17. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. The Board of Directors of the Company may designate any Subsidiary of the Company, including any Subsidiary previously designated as an Unrestricted Subsidiary, as a Restricted Subsidiary; PROVIDED, that a Restricted Subsidiary which has been designated as an Unrestricted Subsidiary may not be designated as a Restricted Subsidiary before the date which is one year after the date such Restricted Subsidiary most recently became an Unrestricted Subsidiary. PROVIDED that the Consolidated Net Worth of the Company and the Restricted Subsidiaries at the time of such designation is not less than $400,000,000 and shall not be reduced below $400,000,000 by such designation, the Board of Directors of the Company may designate any Subsidiary of the Company, including any Subsidiary previously designated as a Restricted Subsidiary, as an Unrestricted Subsidiary if (a) the Subsidiary to be so designated does not own any Capital Stock or indebtedness of, or own or hold any Lien on any Property of, the Company or any Restricted Subsidiary, (b) the Subsidiary to be so designated is not obligated by any indebtedness or Lien that, if in default, would result (with the passage of time or notice or otherwise) in a default on any indebtedness of the Company or any Restricted Subsidiary, and (c) immediately after and after giving effect to such designation, no Default or Event

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of Default shall have occurred and be continuing. Unless so designated as an
Unrestricted Subsidiary, any Subsidiary of the Company will be classified as a Restricted Subsidiary. Upon any such designation by the Board of Directors of the Company, the Company shall promptly deliver to the Agent a copy of the resolution of such Board giving effect to such designation and an Officer's Certificate demonstrating (with applicable computations in reasonable detail) compliance by the Company and the Restricted Subsidiaries with the provisions of SECTIONS 9.6 AND 9.7 and this SECTION 9.17 after giving effect to such designation and stating that, immediately after and after giving effect to such designation, there existed and exists no Default or Event of Default.

      9.18. YEAR 2000 COMPLIANCE. On or prior to December 31, 1999, the Company and its Subsidiaries shall have taken all actions reasonably necessary to ensure that all automated systems used by the Company and its Subsidiaries that are material to their respective operations shall operate properly and process data accurately, including dates before, as of and after December 31, 1999 (collectively, "YEAR 2000 COMPLIANCE"). The Company agrees that, upon the reasonable request of the Bank, the Company and its Subsidiaries will make available to the Bank their respective employees, consultants, premises, records and documentation with respect to the Year 2000 Compliance efforts of the Company and its Subsidiaries.

      Section 10. DEFAULTS.

      10.1. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

      (a) the Company or any Subsidiary Guarantor shall fail to pay any principal of any Loan, Reimbursement Obligation, fee or other principal amount payable hereunder or under any other Credit Document, as and when due, or shall fail to pay any accrued and unpaid interest on any amount hereunder or under any other Credit Document within three days after the date due; or

      (b) any member of the Combined Group shall default in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for Property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto; or any member of the Combined Group shall fail to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity; or any member of the Combined Group shall fail to pay any Guarantee relating to Total Debt for borrowed money in accordance with its terms; PROVIDED, in each case, that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing shall exceed $25,000,000; or

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      (c) any representation or warranty made by the Company or any Subsidiary
Guarantor or by any officer of the Company or any Subsidiary Guarantor in any Credit Document or in any other writing furnished to the Agent or any Bank in connection with any Credit Document shall prove to have been false or misleading in any material respect on the date as of which it was made; or

      (d) the Company shall default in the performance of any of its obligations under SECTION 2.9 or SECTIONS 9.6 THROUGH 9.17, INCLUSIVE; or

      (e) the Company or any Subsidiary Guarantor shall default in the performance of any of its obligations in any Credit Document other than those specified elsewhere in this SECTION 10.1 and such default shall not be remedied within 30 days after any executive officer of the Company obtains actual knowledge thereof; or

      (f) any member of the Combined Group shall make an assignment for the benefit of creditors; generally fail to pay its debts as such debts become due; or admit in writing its inability to generally pay its debts as such debts become due; or

      (g) a Governmental Authority shall enter any decree or order for relief in respect of any member of the Combined Group under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, whether now or hereafter in effect (herein called a "BANKRUPTCY LAW"); or

      (h) any member of the Combined Group shall petition or apply for or consent to the appointment of, or taking possession by, a trustee, receiver, custodian, sequestrator, liquidator or other similar official of or for itself or any substantial part of its assets, or shall commence a voluntary case under any Bankruptcy Law or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to any member of the Combined Group under any Bankruptcy Law; or

      (i) any such petition or application referred to in SECTION 10.1(H) shall be filed, or any such proceeding referred to in SECTION 10.1(H) shall be commenced, against any member of the Combined Group and such member of the Combined Group by any act shall indicate its approval thereof, consent thereto or acquiescence therein; or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect for more than 60 consecutive days; or

      (j) any order, judgment or decree shall be entered in any proceedings against any member of the Combined Group decreeing the dissolution or liquidation of any member of the Combined Group and such order, judgment or decree shall remain unstayed and in effect for more than the appeal time provided by law; or

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      (k) any order, judgment or decree shall be entered in any proceedings against any member of the Combined Group decreeing a split-up of such member of the Combined Group which requires (1) the divestiture of assets which exceed, or the divestiture of the Capital Stock of a Restricted Subsidiary whose assets exceed, 10% of the consolidated total assets of the Company and the Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding or coinciding with such divestiture or (2) the divestiture of assets or Capital Stock of a Restricted Subsidiary which shall have contributed more than 10% of EBITDAX for the four most recently completed fiscal quarters, and such order, judgment or decree shall remain unstayed and in effect for more than 60 consecutive days; or

      (l) any judgment or order, or series of judgments or orders, for the payment of money in an amount in excess of $10,000,000 shall be rendered against any member of the Combined Group and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within the appeal time provided by law from the date of entry thereof, or such member of the Combined Group shall not, within said appeal time, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

      (m) the Company or any ERISA Affiliate shall fail to pay when due any amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay with respect to any Plan; or notice of intent to terminate a Plan or Plans (other than a multiemployer plan under Section 4001(a)(3) of ERISA) having aggregate Unfunded Liabilities in excess of $25,000,000 shall be filed under Title IV of ERISA by the Company or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or Plans (other than a multiemployer plan under Section 4001(a)(3) of ERISA) having aggregate Unfunded Liabilities in excess of $25,000,000 or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Company or any ERISA Affiliate to enforce Section 515 or 4219(c)(5) of ERISA; or the Company or any ERISA Affiliate shall incur a complete or partial withdrawal liability under Title IV of ERISA in an annual amount in excess of $5,000,000 (and in the aggregate $25,000,000) in connection with any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000 must be terminated; or there shall occur any event or condition that might reasonably constitute grounds for the termination of any Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000 or with respect to such Plan or Plans either the imposition of any liability in excess of $25,000,000 (other than contributions in the ordinary course) or any Lien provided under Section 4068 of ERISA securing an amount in excess of $25,000,000 on any Property of the Company or any ERISA Affiliate; or

      (n) the Company or any Subsidiary Guarantor shall claim in writing that this Agreement or any other Credit Document is invalid or unenforceable in any material respect; or

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      (o)   any Change of Control shall occur;

THEREUPON: (I) the Agent may (and, if directed by the Required Banks, shall) do any or all of the following: (a) declare all Commitments terminated (whereupon all such Commitments shall be terminated); (b) terminate any Letter of Credit pursuant to which such termination is permitted; (c) declare the unpaid amount of the Notes (principal and accrued and unpaid interest) and all Reimbursement Obligations, fees and other accrued and unpaid amounts payable under the Credit Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly WAIVED by the Company to the extent permitted by law; PROVIDED that in the case of the occurrence of an Event of Default with respect to the Company referred to in
SECTION 10.1(G) through (I), the Commitments shall be automatically terminated and the unpaid amount of the Notes (principal and accrued and unpaid interest) and all Reimbursement Obligations, fees and all other accrued and unpaid amounts payable under the Credit Documents shall be and become automatically and immediately due and payable, without notice (including notice of intent to accelerate and to the extent permitted by the law, notice of acceleration) and without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly WAIVED by the Company; and (d) require Cover for all Letter of Credit Liabilities; (II) each Bank may exercise its rights of offset against each account and all other Property of the Company in the possession of such Bank, which right is hereby granted by the Company to each Bank; and (III) the Agent and each Bank may exercise any and all other rights available to them pursuant to the Credit Documents, at law and in equity.

      Section 11. THE AGENT.

      11.1. APPOINTMENT, POWERS AND IMMUNITIES. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Credit Documents as are delegated to the Agent by the terms of this Agreement, the Notes or any other Credit Document, together with all such powers as are reasonably incidental thereto. The Agent (which term as used in this SECTION 11 shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees, agents and advisors) (a) shall have no duties or responsibilities except those expressly set forth in the Credit Documents and shall not by reason of any Credit Document be a trustee or fiduciary for any Bank; (b) shall not be responsible to any Bank for any recitals, statements, representations or warranties contained in any Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Credit Document or any other document referred to or provided for therein or any Property covered thereby or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any enforcement, litigation or collection proceedings hereunder or under any Credit Document except to the extent requested by the Required Banks (and
SECTION 11.7 shall apply), and (d) shall not be responsible to any Bank for any action taken or

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omitted to be taken by it under any Credit Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, including any such action pursuant to its own negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without in any way limiting any of the foregoing, each Bank acknowledges that the Issuer shall have no greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice of Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500).

      11.2. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Company), independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by any Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with instructions of the Required Banks, and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

      11.3. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the nonpayment of Loans, Reimbursement Obligations, Facility Fees or Letter of Credit Fee) unless it has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such nonpayment). The Agent shall (subject to SECTIONS 11.7 and 12.5) take such action with respect to such Default as shall be directed by all Banks or the Required Banks, as appropriate, and within its rights under the Credit Documents and at law or in equity; PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default as it shall deem advisable in the best interests of the Banks and within its rights under the Credit Documents, at law or in equity, and shall be fully protected in doing so.

      11.4. RIGHTS AS A BANK. With respect to its Commitments, Loans and Letter of Credit Liabilities, Chase Texas in its capacity as a Bank hereunder shall have the same rights and powers under the Credit Documents as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase Texas may (without having to account therefor to any Bank) accept deposits from, act as trustee for, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Company (and any of its Affiliates) as if it were not acting as the Agent, and Chase Texas and the Agent may accept fees and other consideration from the Company and its Affiliates (in addition to the fees heretofore agreed to between the Company and the Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Without limiting the rights and remedies of the Banks specifically set forth herein, no other Bank by virtue of being a Bank hereunder shall have any interest in any such activities, any present or future guaranty in favor of Chase Texas by or for the account of the Company, any present or future offset exercised by Chase Texas in respect of any

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such other activities, or any present or future Property at any time taken as security for any such other activities; PROVIDED, HOWEVER, that if any payment in respect of such guaranties or such Property or the proceeds thereof shall be applied to the Obligations, each Bank shall be entitled to share in such application PRO RATA according to its portion of the Obligations.

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      11.5. INDEMNIFICATION. THE BANKS SHALL INDEMNIFY THE AGENT (INCLUDING THE
AGENT WHEN ACTING AS ISSUER OF ANY LETTER OF CREDIT) AND EACH OTHER INDEMNIFIED PERSON (TO THE EXTENT NOT REIMBURSED UNDER SECTION 12.3 OR 12.4, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE COMPANY UNDER SAID SECTIONS 12.3 AND 12.4), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER (INCLUDING THE CONSEQUENCES OF THE SOLE, ORDINARY OR CONTRIBUTORY NEGLIGENCE OF THE AGENT OR ANY OTHER INDEMNIFIED PERSON) WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT OR ANY OTHER INDEMNIFIED PERSON IN ANY WAY RELATING TO OR ARISING OUT OF ANY CREDIT DOCUMENT (AS DEFINED HEREIN) OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED BY ANY CREDIT DOCUMENT (INCLUDING THE COSTS AND EXPENSES WHICH THE COMPANY IS OBLIGATED TO PAY UNDER SECTIONS 12.3 AND 12.4 BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS DUTIES UNDER THE CREDIT DOCUMENTS) OR THE ENFORCEMENT OF ANY OF THE TERMS OF ANY CREDIT DOCUMENT OR OF ANY SUCH OTHER DOCUMENTS; PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY TO BE INDEMNIFIED. The obligations of the Banks under this SECTION 11.5 shall survive the termination of this Agreement.

      11.6. NON-RELIANCE ON THE AGENT AND OTHER BANKS. Each Bank agrees that it has received current financial information with respect to the Company and its Subsidiaries and that it has, independently and without reliance on the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of any Credit Document or any other document referred to or provided for therein or to inspect the Property or books of the Company or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent under the Credit Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company (or any of its Affiliates) which may come into the possession of the Agent.

      11.7. FAILURE TO ACT. Except for action expressly required of the Agent under the Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act under the Credit Documents unless it shall have received further assurances to its satisfaction by the Banks of their

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indemnification obligations under SECTION 11.5 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      11.8. RESIGNATION OR REMOVAL OF THE AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $1,000,000,000 and with its deposits insured by the FDIC. Upon the acceptance of any such appointment, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Credit Documents. Such successor Agent shall promptly specify its Principal Office referred to in SECTIONS 3.1 and 5.1 by notice to the Company and the Banks. After any retiring Agent's resignation or removal hereunder as the Agent, the provisions of this SECTION 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

      11.9 NO DUTY OR OBLIGATIONS. In their capacities as such, neither the Syndication Agent, the Documentation Agent, the Managing Agent, nor any of the Co-Agents shall have any duty or obligations under this Agreement or any other Credit Document.

      Section 12. MISCELLANEOUS.

      12.1. WAIVER. No waiver of any Default shall be a waiver of any other Default. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Credit Documents are cumulative and not exclusive of any remedies provided by law or in equity.

      12.2. NOTICES. All notices and other communications provided for in the Credit Documents (including any modifications of, or waivers or consents under, this Agreement) shall (except as otherwise expressly provided with respect to financial information to be delivered pursuant to SECTIONS 9.1(A), (B) OR (C)) be in writing and (a) delivered against receipt therefor, (b) sent by overnight courier (such as Federal Express), charges prepaid, (c) mailed by registered or certified mail, return receipt requested, postage prepaid, or (d) given or made by telegraph, telecopy (confirmed by mail), cable or other writing, in each case addressed to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the Company and the Agent given in accordance with this SECTION 12.2. Financial information to be delivered pursuant to

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SECTIONS 9.1(A), (B) OR (C) shall be directed to the intended recipient at its
"E-Mail Address" specified below its name on the signature pages hereof, or at such other E-Mail Address as shall be designated by such party in a notice to the Company and the Agent given in accordance with this SECTION 12.2. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when delivered; on the Business Day following delivery to an overnight courier; when transmitted before 5 p.m. on a Business Day by telecopier or delivered to the telegraph or cable office (when transmitted after 5 p.m. on a Business Day, at 9 a.m. on the next Business Day); or on the second Business Day after its deposit in the mails; PROVIDED, HOWEVER, that notices required or permitted by SECTION 5.5 shall be effective only when actually received by the Agent. Actual notice shall always be effective.

      12.3. EXPENSES. Whether or not any Loan is ever made or any Letter of Credit ever issued, the Company shall pay or reimburse on demand each of the Banks and the Agent for paying: (a) the reasonable fees and expenses of Locke Liddell & Sapp LLP, special counsel to the Agent, in connection with (1) the preparation, execution and delivery of the Credit Documents (including exhibits and schedules) and the making of the Loans and the issuance of Letters of Credit hereunder and (2) any modification, supplement or waiver of any of the terms of any Credit Document; (b) all reasonable out-of-pocket costs and expenses of the Banks or the Agent (including reasonable counsels' fees) in connection with any Event of Default or the enforcement of any Credit Document; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of any Credit Document or any other document referred to therein; (d) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing or registration contemplated by any Credit Document or any document referred to therein; and (e) reasonable expenses of due diligence and syndication, and mutually agreed advertising and marketing costs.

      12.4. INDEMNIFICATION.

      (I) TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY SHALL INDEMNIFY THE AGENT (INCLUDING THE AGENT WHEN ACTING AS ISSUER OF LETTERS OF CREDIT), EACH BANK AND EACH OTHER INDEMNIFIED PERSON FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, COSTS, EXPENSES, CLAIMS OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, REGARDLESS OF AND INCLUDING LOSSES, LIABILITIES, COSTS, EXPENSES, CLAIMS AND DAMAGES ARISING FROM THE SOLE, ORDINARY OR CONTRIBUTORY NEGLIGENCE OF THE AGENT OR THE BANKS OR ANY OTHER INDEMNIFIED PERSON, INSOFAR AS SUCH LOSSES, LIABILITIES, COSTS, EXPENSES, CLAIMS OR DAMAGES ARISE OUT OF OR IN CONNECTION WITH (A) ANY ACTUAL OR PROPOSED USE BY THE COMPANY OF THE PROCEEDS OF ANY EXTENSION OF CREDIT UNDER THIS AGREEMENT; (B) ANY BREACH BY THE COMPANY OF ANY CREDIT DOCUMENT (AS DEFINED HEREIN); (C) ANY VIOLATION BY THE COMPANY OR ANY OF ITS SUBSIDIARIES OF ANY LEGAL REQUIREMENT, INCLUDING, WITHOUT LIMITATION, APPLICABLE ENVIRONMENTAL LAWS; (D) ANY ENVIRONMENTAL CLAIMS OR (E) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY

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THREATENED INVESTIGATION OR PROCEEDING) RELATING TO ANY OF THE FOREGOING, AND
THE COMPANY SHALL REIMBURSE EACH INDEMNIFIED PERSON, UPON DEMAND, FOR ANY EXPENSES (INCLUDING REASONABLE LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION OR PROCEEDING; BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS OR EXPENSES INCURRED BY SUCH INDEMNIFIED PERSON BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY TO BE INDEMNIFIED.

      (II) TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY SHALL INDEMNIFY THE AGENT (INCLUDING THE AGENT WHEN ACTING AS ISSUER OF LETTERS OF CREDIT), EACH BANK AND EACH OTHER INDEMNIFIED PERSON FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, COSTS, EXPENSES, CLAIMS OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, REGARDLESS OF AND INCLUDING LOSSES, LIABILITIES, COSTS, EXPENSES, CLAIMS AND DAMAGES ARISING FROM THE SOLE, ORDINARY OR CONTRIBUTORY NEGLIGENCE OF THE AGENT OR THE BANKS OR ANY OTHER INDEMNIFIED PERSON, IN CONNECTION WITH THE EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH THE AGENT, OR SUCH OTHER INDEMNIFIED PERSON, AS THE CASE MAY BE, MAY INCUR (WHETHER INCURRED AS A RESULT OF ITS OWN NEGLIGENCE OR OTHERWISE) BY REASON OF OR IN CONNECTION WITH THE FAILURE OF ANY OTHER BANK (WHETHER AS A RESULT OF ITS OWN NEGLIGENCE OR OTHERWISE) TO FULFILL OR COMPLY WITH ITS OBLIGATIONS TO THE AGENT OR ANY BANK, AS THE CASE MAY BE, WITH RESPECT TO SUCH LETTER OF CREDIT HEREUNDER (BUT NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHTS THE COMPANY MAY HAVE AGAINST SUCH DEFAULTING BANK); BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS OR EXPENSES INCURRED BY SUCH INDEMNIFIED PERSON BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY TO BE INDEMNIFIED.

      (III) The obligation of the Company to provide indemnification under this
SECTION 12.4 for fees and expenses of counsel shall be limited to the reasonable fees and expenses of one counsel in each jurisdiction representing all of the Persons entitled to such indemnification, except to the extent that, in the reasonable judgment of any such Indemnified Person, the existence of actual or potential conflicts of interest make representation of all of such indemnified Persons by the same counsel inappropriate; in such a case, the Person exercising such judgment shall be indemnified for the reasonable fees and expenses of its separate counsel to the extent provided in this SECTION 12.4 without giving effect to the first clause of this sentence. Nothing in this SECTION 12.4 is intended to limit the obligations of the Company under any other provision of this Agreement.

      12.5. AMENDMENTS, ETC. No amendment or waiver of any provision of any Credit

Document, nor any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Banks and the Company, as appropriate, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no amendment, waiver or consent shall, unless in writing and signed by each Bank affected thereby, do any of the following: (a) increase any Commitment of any of the Banks; (b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid under any Credit Document; (c) postpone any scheduled date fixed for any payment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid under any Credit Document; (d) change the percentage of Commitments, or of the aggregate unpaid principal amount of any of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Agreement or any other Credit Document; or (e) change any provision contained in SECTIONS 2,1, 2.2, 2.4, 2.8 5.2, 5.7, 6, 12.3 or 12.4 or this SECTION 12.5. Anything in this SECTION 12.5 to the contrary, no amendment, waiver or consent shall be made with respect to SECTION 11 without the consent of the Agent.

      12.6. SUCCESSORS AND ASSIGNS.

            (a) This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Company, the Agent and the Banks and their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations under any of the Credit Documents without the prior written consent of all of the Banks.

            (b) Each Bank may sell participations to any Person in all or part of its Loans, Reimbursement Obligations, Note and Commitment, in which event, without limiting the foregoing, the provisions of SECTION 6 shall inure to the benefit of each purchaser of a participation and the PRO RATA treatment of payments, as described in SECTION 5.2, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation,
(1) the Company, the Agent and the other Banks shall continue to deal solely and directly with such selling Bank in connection with such selling Bank's rights and obligations under the Credit Documents (including the Note held by such selling Bank); (2) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company under the Credit Documents, including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document other than amendments, modifications or waivers with respect to (A) any fees payable hereunder to the Banks and (B) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans, Reimbursement Obligations and other sums to be paid to the Banks under the Credit Documents, and (3) the Company agrees, to the fullest extent it may effectively do so under applicable law, that, notwithstanding the first sentence of this SECTION 12.6(B), if such Bank has previously given notice of the sale of such participation to the Company, any participant of a Bank may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such participant were a direct holder of Loans and Reimbursement Obligations.

            (c) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents

(including all or a portion of its Commitment and the same portion of the Loans and Letter of Credit Advances at the time owing to it and of its outstanding Letter of Credit Liabilities at the time and the Note held by it); PROVIDED THAT
(1) other than in the case of an assignment to a Person at least 50% owned by the assignor Bank, or by a common parent of both, or to another Bank, the Agent and the Company must give their respective prior written consent, which consent will not be unreasonably withheld; (2) the aggregate amount of the Commitment, Loans and outstanding Letter of Credit Liabilities of the assigning Bank subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Agent) shall in no event be less than $10,000,000 (or $1,000,000 in the case of an assignment between Banks) (except for certain exceptions approved by the Company and the Agent or where all of a Bank's Commitment, Loans and outstanding Letter of Credit Liabilities are being assigned) and shall be in an amount that is an integral multiple of $1,000,000 (except for certain exceptions approved by the Company and the Agent or where all of a Bank's Commitment, Loans and outstanding Letter of Credit Liabilities are being assigned); and (3) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in its records, an Assignment Agreement with blanks appropriately completed, together with the Note subject to such assignment and a processing and recordation fee of $2,500 (for which the Company shall have no liability except in the case of assignments required by the Company pursuant to SECTION 6.1, 6.3, 6.6 or 6.7, in which case such fee shall be paid by the Company). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment Agreement, which shall be at least five Business Days after the date of execution thereof (unless otherwise agreed by the parties thereto and the Agent), (A) the assignee thereunder shall be a party to this Agreement and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Bank under the Credit Documents, and (B) the Bank making such assignment shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement and the other Credit Documents (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall be entitled to the benefit of this Agreement and the other Credit Documents for matters occurring during the time it was a Bank under this Agreement.

            (d) By executing and delivering an Assignment Agreement, the assigning Bank and the assignee thereunder confirm to and agree with each other and the other parties to this Agreement as follows: (1) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document; (2) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under any Credit Document; (3) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements of the Company previously delivered by the Company in accordance herewith and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (4) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (5) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of the Credit Documents are required to be performed by it as a Bank.

            (e) The Agent shall maintain at its office a copy of each Assignment Agreement delivered to it and a record of the names and addresses of the Banks and the Commitment of, and the principal amount of the Loans and Letter of Credit Advances owing to, and the outstanding Letter of Credit Liabilities of, each Bank from time to time. The entries in such record shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person the name of which is recorded therein as a Bank hereunder for all purposes of the Credit Documents. Such records shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (f) Upon its receipt of an Assignment Agreement executed by an assigning Bank and the assignee thereunder together with the Note subject to such assignment, any required consent to such assignment and the fee payable in respect thereto, the Agent shall, if such Assignment Agreement has been completed with blanks appropriately filled, (1) accept such Assignment Agreement; (2) record the information contained therein in its records, and (3) give prompt notice thereof to the Company. Contemporaneously with the receipt by the Agent of an Assignment Agreement, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note payable to the order of such assignee in an amount equal to the Commitment and/or Loans assumed by it pursuant to such Assignment Agreement and, if the assigning Bank has retained any Commitment and/or Loans hereunder, a new Note payable to the order of the assignor Bank in an amount equal to the Commitment and/or Loans retained by it. Such new Notes shall be in an aggregate face amount equal to the face amount of each surrendered Note, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of the surrendered Note. Thereafter, the surrendered Note shall be marked canceled and returned to the Company.

            (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 12.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to such Bank by or on behalf of the Company.

            (h) Notwithstanding anything herein to the contrary, each Bank may pledge and assign all or any portion of its rights and interests under the Credit Documents to any Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

            (i) All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this SECTION 12.6 be construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

      12.7. SURVIVAL; TERMINATION; REINSTATEMENT.

            (a) In addition to the other provisions of the Credit Documents expressly stated to survive the termination of this Agreement, the obligations of the Company under SECTIONS 6, 12.3 and 12.4 and the last sentence of this
SECTION 12.7 and the obligations of the Banks under SECTIONS 11.5, 12.8 and
12.12 shall survive the termination of this Agreement.

            (b) This Agreement shall terminate upon the last to occur of (i) the full and final payment of all Notes and Reimbursement Obligations, (ii) the expiry of all Letters of Credit, (iii) the termination of all Commitments and
(iv) the payment of all non-contingent amounts due under the Credit Documents. Notwithstanding the foregoing, if all conditions to the termination of this Agreement set forth in this SECTION 12.7(B) shall have been satisfied other than the expiry of all Letters of Credit, and all outstanding Letters of Credit shall have been fully Covered or shall be backed by a letter of credit in Proper Form issued by an issuer acceptable to the Issuer in its sole discretion, the Company shall in such event no longer be required to comply with SECTION 9.

            (c) If at any time all or any part of any payment previously applied by the Agent or any Bank to any Loan, Reimbursement Obligation or other sum hereunder is or must be returned by or recovered from the Agent or such Bank for any reason (including the order of any bankruptcy court), to the extent permitted by law, the Credit Documents shall automatically be reinstated to the same effect as if such prior application had not been made, and the Company shall indemnify the Agent or such Bank against, and save and hold the Agent and such Bank harmless from, any required return by or recovery from the Agent or such Bank of any such payment because of its being deemed preferential under any applicable Legal Requirement or for any other reason.

      12.8. LIMITATION OF INTEREST. The parties to the Credit Documents intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this SECTION 12.8 shall govern and control over every other provision of any Credit Document which conflicts or is inconsistent with this SECTION 12.8, even if such provision declares that it controls. As used in this SECTION 12.8, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law; PROVIDED that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest and (b) all interest at any time contracted for, taken, reserved, retained, charged or received shall be amortized, prorated, allocated and spread, in equal parts, during the full term of the Loans and the Commitments. In no event shall the Company or any other Person be obligated to pay, or the Agent or any Bank have any right or privilege to reserve, take, receive or retain, any interest in excess of the maximum amount of nonusurious interest permitted under applicable law. None of the terms and provisions contained in any Credit Document which directly or indirectly relate to interest shall ever be construed without reference to this SECTION 12.8, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. On each day, if any, that the interest rate (the "STATED RATE") called for under any Credit Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate, whereupon the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. If the term of any of the Notes is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason the Agent or any Bank at any time, including the stated maturity, is owed or receives, reserves or takes (and/or has received, reserved or taken) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to the Agent or such Bank, it shall be credited PRO TANTO against the then-outstanding principal balance of the Company's obligations to the Agent or such Bank, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

      12.9. CAPTIONS. Captions and section headings appearing in the Credit Documents are included solely for convenience and shall not be considered in construing the Credit Documents.

      12.10. COUNTERPARTS. Each Credit Document may be executed in any number of identical counterparts, and by the parties on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts together shall constitute but one and the same agreement.

      12.11.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

      (A) EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN THE CREDIT DOCUMENTS, EACH CREDIT DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (TO THE EXTENT PERMITTED BY LAW, OTHER THAN ITS CONFLICT OF LAW RULES) AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION (COLLECTIVELY, THE "DESIGNATED COURTS"), AND THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. THE COMPANY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS DAVID L. HICKS, WITH OFFICES ON THE DATE HEREOF AT 1616 SOUTH VOSS ROAD, HOUSTON, TEXAS 77057, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONSES, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH OR THE COMPANY DESIRES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN HOUSTON, TEXAS ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE DESIGNATED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF THE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO THE EXTENT PERMITTED BY LAW TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE TO PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

      (B) TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS

AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE DESIGNATED COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      (C) EACH OF THE COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

      12.12. CONFIDENTIALITY. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Company to it (including any information obtained pursuant to SECTION 9.1) which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans or the Letters of Credit; PROVIDED that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which the Agent, any Bank, or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Credit Document, (g) to such Bank's legal counsel and independent auditors and (h) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this SECTION 12.12. Each Bank will promptly notify the Company of any information that it is required or requested to deliver pursuant to CLAUSE (B) OR (C) of this SECTION 12.12 and, if the Company is not a party to any such litigation, CLAUSE (E) of this SECTION 12.12.

      12.13. ENTIRE AGREEMENT. This Agreement and the other Credit Documents embody the entire agreement among the parties with respect to their subject matter and supersede all prior proposals, agreements and understandings related to the subject matter of this Agreement and the other Credit Documents.

      12.14. CONSTRUCTION. The parties agree that this Agreement and the other Credit Documents were negotiated agreements and accordingly no presumption shall attach based on the identity of the drafting party.

      12.15. SEVERABILITY. Whenever possible, each provision of the Credit Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Credit Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Credit Document shall not be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed and delivered.


                                    SANTA FE SNYDER CORPORATION,
                                    a Delaware corporation



                                    By:  _____________________________________
                                         Mark A. Jackson, Executive Vice
                                         President and Chief Financial Officer




                                    Address for Notices:

                                    Santa Fe Snyder Corporation
                                    1616 South Voss Road, Suite 1000
                                    Houston, Texas 77057
                                    Telephone: (713) 507-5000
                                    Telecopy:  (713) 507-5341
                                    Attention:  Treasurer

COMMITMENT:                         CHASE BANK OF TEXAS, NATIONAL
$39,375,000.00                      ASSOCIATION, Individually and as
                                    Administrative Agent




                                    By: _____________________________________
                                        Russell A. Johnson
                                        Vice President


                                    Address for Notices:
Domestic and Eurodollar
Lending Offices:                    Chase Bank of Texas, National Association
                                    1 Chase Manhattan Plaza
Chase Bank of Texas, National       New York, NY 10081
Association                         Telephone: (212) 552-7446
600 Travis Street, 20th Floor       Telecopy: (212) 552-5777
Houston, Texas 77002-8086           E-Mail Address: debbie.rockower@chase.com
Attention: Peter Licalzi            Attn.: Debbie Rockower
Telephone:  (713) 216-8869
Telecopy:  (713) 216-4117
E-Mail Address: peter.licalzi@chase.com

WITH A COPY TO:

Chase Bank of Texas, National Association
600 Travis, 20th Floor
Houston, Texas 77002-8086
Attn.: Peter Licalzi
Telephone: (713) 216-8869
Telecopy: (713) 216-4117
E-Mail Address: ____________________
Attn.: Peter Licalzi

COMMITMENT:                         ABN AMRO BANK N.V., INDIVIDUALLY AND AS A
$31,500,000.00                       CO-AGENT

                                    By: _____________________________________

                                        Robert J. Cunningham
                                        Group Vice President

                                    By: _____________________________________

                                        Jamie A. Conn
                                        Vice President


                                    ADDRESS FOR ALL REQUIRED
                                    FINANCIAL INFORMATION:
                                    ABN AMRO Bank N.V.
                                    208 South LaSalle Street, Suite 1500
                                    Chicago, Illinois 60604
                                    Attention: Credit Administration
                                    Telephone:  (312) 992-5123
                                    Fax:  (312) 992-5111
                                    E-Mail Address: _____________________

                                    WITH A COPY TO:
                                    ABN AMRO Bank N.V.
                                    Three Riverway, Suite 1700
                                    Houston, Texas 77056
                                    Attention: Robert J. Cunningham
                                    Telephone:  (713) 964-3351
                                    Fax:  (713) 961-1699
                                    E-Mail Address:robert.cunningham@abnamro.com

                                    LOAN ADMINISTRATION CONTACTS:
                                    ABN AMRO Bank N.V.
                                    208 South LaSalle Street, Suite 1500
                                    Chicago, Illinois 60604
                                    Attention: Loan Administration
                                    Telephone:  (312) 992-5152
                                    Fax:  (312) 992-5157
                                    E-Mail Address: _____________________

                                    LETTER OF CREDIT CONTACTS:
                                    ABN AMRO Bank N.V.
                                    200 West Monroe Street, Suite 1100
                                    Chicago, Illinois 60606-5002
                                    Attention: Trade Services Department
                                    Telephone:  (888) 226-5113
                                    Fax:  (888) 226-5119
                                    E-Mail Address: _____________________

COMMITMENT:                         BANK ONE, TEXAS, N.A., Individually and as
$39,375,000.00                      Managing Agent


                                    By: _____________________________________

                                        Charles Kingswell-Smith
                                        Senior Vice President


                                    CREDIT CONTACT:
Domestic and Eurodollar             910 Travis Street
Lending Offices:                    Houston, Texas 77002-4330
                                    Attn.: Mr. Charles Kingswell-Smith
Bank One, Texas, N.A.               Telephone:  (713) 751-7803
910 Travis Street                   Telecopy: (713) 751-3544
Houston, Texas 77002                E-Mail Address: _____________________


                                    ADMINISTRATIVE CONTACTS -
                                    BORROWINGS, PAYMENTS, INTEREST, ETC.:
Tax Withholding Information:        910 Travis Street
                                    Houston, Texas 77002-4225
Tax ID No.:                         Attn.: Ms. Karen Smith
                                    Telephone: (713) 751-3872
                                    Telecopy: (713) 751-3590

                                    REMITTANCE INSTRUCTIONS:
                                    Bank One, Texas, N.A.
                                    ABA Transmit No.: 111000614
                                    Name of Account: Loan Services
                                    Account No.: 1065151010
                                    Attn.: ___________________
                                    Re: Santa Fe Snyder Corporation

COMMITMENT:                         BANK OF AMERICA NATIONAL TRUST AND
$39,375,000.00                      SAVINGS ASSOCIATION, Individually and as
                                    Syndication Agent


                                    By: _____________________________________

                                        Ronald E. McKaig
                                        Vice President


Domestic and Eurodollar             CREDIT CONTACT:
Lending Offices:                    Bank of America National Trust and
                                    Savings Association
Bank of America National Trust and  333 Clay Street, Suite 4550
   Savings Association              Houston, Texas 77002
231 South LaSalle Street            Attn.: Ronald E. McKaig
Chicago, IL 60697                   Telephone: (713) 651-4881
                                    Telecopy: (713) 651-4888
                                    E-Mail Address: ______________________

                                    ADMINISTRATIVE CONTACTS -
                                    BORROWINGS, PAYMENTS, INTEREST, ETC.:
                                    1850 Gateway Boulevard
                                    Concord, CA 94520
                                    Attn.: Claudette Strickland
                                    Telephone: (925) 675-7483
                                    Telecopy: (925) 675-7531

                                    COMPETITIVE BID CONTACT:
                                    1455 Market Street
                                    San Francisco, CA 94103
                                    Attn.: Carolyn Alberts
                                    Telephone: (415) 622-2020
                                    Telecopy: (415) 622-2237

                                    PAYMENT INSTRUCTIONS:
                                    Bank of America National Trust and
                                       Savings Association
                                    ABA Routing No.: 121000358
                                    Acct. No.: 1233-0-14364

COMMITMENT:                         WELLS FARGO BANK (TEXAS), N.A.,
$39,375,000.00                         Individually and as Documentation Agent



                                    By: _____________________________________

                                        Ann M. Rhoads
                                        Vice President



                                    ADDRESS FOR BUSINESS MATTERS:
Domestic and Eurodollar             1000 Louisiana, 3rd Floor
Lending Offices:                    Houston, Texas 77002
                                    Attention:  Ann Rhoads
Wells Fargo Bank                    Telephone:  (713) 319-1367
1000 Louisiana, 3rd Floor                 Telecopy:  (713) 739-1087
Houston, Texas 77002                E-Mail Address: rhoadsa@wellsfargo.com

                                    ADDRESS FOR ADMINISTRATIVE MATTERS:
                                    1000 Louisiana, 3rd Floor
                                    Houston, Texas 77002
                                    Attention:  Maria Valdivia
                                    Telephone:  (713) 319-1378
                                    Telecopy:  (713) 739-1087
                                    E-Mail Address:

                                    201 Third Street, 8th Floor
                                    San Francisco, CA 94103
                                    Attn.: Oscar Enriquez
                                    Telephone: (415) 477-5425
                                    Teleocopy: (415) 979-0675

                                    REMITTANCE INSTRUCTIONS:
                                    Wells Fargo Bank
                                    ABA #: 121000248
                                    Name of Account: Santa Fe Snyder
                                    Additional Info.: Loan Accounting
                                                      Dept.- Syndication

COMMITMENT:                         BANK OF MONTREAL
$17,500,000.00

                                    By: _____________________________________

                                        J. B. Whitmore
                                        Director

                                    Address for Notices:

Domestic and Eurodollar             700 Louisiana, Suite 4400
Lending Offices:                    Houston, Texas 77002
                                    Attention: Mr. James Whitmore
115 S. LaSalle Street, 11th Floor   Telephone:  713/223-4400
Chicago, Illinois 60603             Telecopy:  713/223-4007
                                    E-Mail Address: _____________________


                                    ADMINISTRATIVE MATTERS:
                                    115 S. LaSalle Street, 11th Floor
                                    Chicago, Illinois 60603
                                    Attn.: Mr. C. Reynolds
                                    Telephone: (312) 750-3771
                                    Telecopy: (312) 750-6061

                                    PAYMENT INSTRUCTIONS:
                                    Harris Trust & Savings Bank
                                    ABA #071000288
                                    For Credit To: Bank of Montreal, Chicago
                                     Branch
                                    Attn.: C. Reynolds
                                    Reference: Santa Fe Snyder Corporation

COMMITMENT:                         THE INDUSTRIAL BANK OF JAPAN, LIMITED,
$10,500,000.00                      NEW YORK BRANCH


                                    By: _____________________________________

                                        Kazutoshi Kuwahara
                                        Executive Vice President, HOUSTON
OFFICE



                                    Address for Notices:

Domestic and Eurodollar             Three Allen Center, Suite 4850
Lending Offices:                    333 Clay Street
                                    Houston, Texas 77002
The Industrial Bank of Japan,       Attn.: Mr. Dan Davis, Vice President
    Limited, New York Branch        Telephone: (713) 651-9444 ext. 103
1251 Avenue of the Americas         Telecopy: (713) 651-9209
New York, NY 10020-1104

                                    WITH A COPY TO:
                                    The Industrial Bank of Japan, Limited,
                                        New York Branch
                                    1251 Avenue of the Americas
                                    New York, NY 10020-1104
                                    Attn.: Mr. Robert Cumming, Credit
                                           Administration
                                    Telephone: (212) 282-4067
                                    Telecopy: (212) 282-4480/(212) 282-4250

                                    PAYMENT INSTRUCTIONS:
                                    (VIA FED)
                                    The Industrial Bank of Japan, Limited,
                                        New York Branch
                                    ABA#: 026008345
                                    Reference: SANTA FE SYNDER CORPORATION

COMMITMENT:                         DEUTSCHE BANK AG, NEW YORK BRANCH
$17,500,000.00                      A/O CAYMAN ISLANDS BRANCH


                                    By: _____________________________________

                                        Stephan A. Wiedemann
                                        Director


                                    By: _____________________________________

                                        Alexander Karow
                                        Associate


                                    Address for Notices:
DOMESTIC LENDING OFFICE:
                                    31 W. 52nd Street
Deutsche Bank AG                    New York, NY 10019
New York Branch                     Attn.: Stephen Wiedemann, Director
31 W. 52nd Street                   Telephone: (212) 469-8663
New York, NY 10019                  Telecopy: (212) 469-8212
Telecopy: (212) 469-4138/4139
                                    WITH A COPY TO:
EURODOLLAR LENDING OFFICE:
                                    Deutsche Bank AG
Deutsche Bank AG                    New York Branch
Cayman Island Branch                31 W. 52nd Street
c/o New York Branch                 New York, NY 10019
31 W. 52nd Street                   Attn.: Ms. Donna Quilty
New York, NY 10019                  Telephone: (212) 469-8196
Telecopy: (212) 469-4138/4139       Telecopy: (212) 469-8173

                                    OPERATION CONTACT:
                                    Deutsche Bank AG
                                    New York Branch
                                    31 W. 52nd Street
                                    New York, NY 10019
                                    Attn.: Joe Gyurindak
                                    Telephone: (212) 469-4107
                                    Telecopy: (212) 469-4138/4139

                                    PAYMENT INSTRUCTIONS:
                                    Deutsche Bank AG
                                    New York Branch
                                    ABA#: 026003780

                                    Reference:  Santa Fe Snyder

COMMITMENT:                         CREDIT LYONNAIS NEW YORK BRANCH,
$31,500,000.00                      Individually and as a Co-Agent


                                    By: _____________________________________

                                        Philippe Soustra
                                        Senior Vice President


                                    CREDIT CONTACT:
Domestic and Eurodollar             1000 Louisiana, Suite 5360
Lending Offices:                    Houston, Texas 77002
                                    Attn.: Jeffrey Baker
Credit Lyonnais New York Branch     Telephone:  (713) 753-8711
1301 Avenue of the Americas         Telecopy: (713) 751-0307 or (713) 751-0421
New York, NY 10019                  E-Mail Address: _____________________

                                    BACKUP CONTACT:
                                    1000 Louisiana, Suite 5360
                                    Houston, Texas 77002
                                    Attn.: John Falbo
                                    Telephone: (713) 753-8704
                                    Telecopy: (713) 751-0307 or (713) 751-0421

                                    ADMINISTRATIVE CONTACTS -
                                    BORROWINGS, PAYMENTS, INTEREST, ETC.:
                                    1000 Louisiana, Suite 5360
                                    Houston, Texas 77002
                                    Attn.: Bernadette Archie
                                    Telephone: (713) 753-8723
                                    Telecopy: (713) 759-9766 or (713) 751-0421

                                    PAYMENT INSTRUCTIONS:
                                    Credit Lyonnais New York
                                    ABA No.: 026008073
                                    Account No.: 01-88179-3701-00-179
                                    Ref.: Santa Fe Snyder

COMMITMENT:                         THE BANK OF NEW YORK
$17,500,000.00


                                    By: _____________________________________

                                        Peter W. Keller
                                        Vice President

                                    CREDIT CONTACT:
Domestic and Eurodollar             One Wall Street, 19th Floor
Lending Offices:                    New York, NY 10286
                                    Attn.: Peter W. Keller, Vice President
The Bank of New York                Telephone: (212) 635-7834
One Wall Street, 19th Floor         Telecopy: (713) 635-7552
Energy Division                     E-Mail Address: _____________________
New York, NY 10286

                                    ADMINISTRATIVE CONTACTS -
                                    BORROWINGS, PAYMENTS, INTEREST, ETC.:
Tax Withholding Information:        One Wall Street, 19th Floor
                                    New York, NY 10286
Tax ID No.: 13-5160382              Attn.: Lisa Williams
                                    Telephone: (212) 635-7535
                                    Telecopy: (212) 635-7552

                                    REMITTANCE INSTRUCTIONS:
                                    The Bank of New York
                                    ABA Transmit No.: 021000018
                                    Name of Account: Commercial Loan Dept.
                                    GLA No.: 111556
                                    Ref.: Account Name

COMMITMENT:                         THE FUJI BANK, LIMITED
$17,500,000.00


                                    By: _____________________________________

                                        Yoshiaki Inoue
                                        Vice President & Manager


                                    CREDIT CONTACT:
Domestic and Eurodollar             The Fuji Bank, Limited
Lending Offices:                    Two World Trade Center, 79th Floor
                                    New York, NY 10048
The Fuji Bank, Limited-             Attn.: Andrew Chen, Assistant Treasurer
New York Branch                     Telephone: (212) 898-2629
Two World Trade Center, 79th Floor  Telecopy: (212) 488-2172
New York, NY 10048                  E-Mail Address:
Attn.: Project Finance Division
       for the Americas
                                    BACKUP CONTACT:
                                    The Fuji Bank, Limited
                                    Two World Trade Center, 79th Floor
                                    New York, NY 10048
                                    Attn.: Zahid Qureshi, Assistant Vice
                                           President
                                    Telephone: (212) 898-2633
                                    Telecopy: (212) 488-2172

                                    ADMINISTRATIVE CONTACTS -
                                    BORROWINGS, PAYMENTS, INTEREST, ETC.:
                                    The Fuji Bank, Limited
                                    Two World Trade Center, 79th Floor
                                    New York, NY 10048
                                    Attn.: Sally Yaung
                                    Telephone: (212) 898-2096
                                    Telecopy: (212) 488-8216 or (212) 321-9407

                                    BACKUP CONTACT:
                                    The Fuji Bank, Limited
                                    Two World Trade Center, 79th Floor
                                    New York, NY 10048
                                    Attn.: Tina Catapano
                                    Telephone: (212) 898-2099
                                    Telecopy: (212) 488-8216 or (212) 321-9407

                                    PAYMENT INSTRUCTIONS:
                                    The Fuji Bank, Limited - New York Branch
                                    ABA Transmit No.: 026009700
                                    Account No.: 515011
                                    Ref.: Santa Fe Snyder
                                    Attn.: LAD

COMMITMENT:                         SALOMON BROTHERS HOLDING
$31,500,000.00                      COMPANY INC., Individually and as a Co-Agent


                                    By: _____________________________________

                                        Timothy L. Freeman
                                        Attorney-in-Fact



Domestic and Eurodollar             CREDIT CONTACT:
Lending Offices:                    787 W. 5th Street, 29th Floor
                                    Los Angeles, CA 90071
__________________________          Attn.: Sara Ahmed, Assistant Vice President
__________________________          Telephone: (213) 239-1758
__________________________          Telecopy: (213) 624-3743
                                    E-Mail Address: _____________________

                                    BACK-UP CREDIT CONTACT:
                                    787 W. 5th Street, 29th Floor
                                    Los Angeles, CA 90071
                                    Telephone: (213) 239-1982
                                    Telecopy: (213) 624-3743
                                    Attn.: Michael Leyland

                                    ADMINISTRATIVE CONTACTS -
                                    BORROWINGS, PAYMENTS, INTEREST, ETC.:
                                    333 West 34th Street, 4th Floor
                                    New York, NY 10001
                                    Attn.: Michael Braithwaite
                                    Telephone: (212) 615-7714
                                    Telecopy: (212) 615-7715

                                    PAYMENT INSTRUCTIONS:
                                    Chase Manhattan Bank
                                    New York, NY
                                    ABA Transmit No.: 021-000-021
                                    Account Name: Salomon Brothers Holding Co.,
                                    Inc.
                                    Account No.: 066 296 722
                                    Attn.: Mike Braithwaite
                                    Re: Santa Fe Snyder, Bank Loan Dept.

COMMITMENT:                         THE BANK OF NOVA SCOTIA, as a Bank and
$17,500,000.00                      as Co-Agent


                                    By: _____________________________________

                                        F.C.H. Ashby
                                        Senior Manager Loan Operations


                                    ADDRESS FOR NOTICES:
Domestic and Eurodollar             600 Peachtree Street N.E., Suite 2700
Lending Offices:                    Atlanta, Georgia 30308
                                    Attn.: Phyllis Walker
__________________________          Telephone: (404) 877-1552
__________________________          Telecopy: (404) 888-8998
__________________________          E-Mail Address: _____________________

                                    WITH FURTHER NOTICES TO:
                                    1100 Louisiana, Suite 3000
                                    Houston, Texas 77002
                                    Attn.: Mark Ammerman
                                    Telephone: (713) 759-3442
                                    Telecopy: (713) 759-2425
                                    E-Mail Address: _______________________

PRICING SCHEDULE

EXHIBITS:

A - Form of Note
B - Form of Subsidiary Guarantee
C - Request for Extension of Credit
D - Form of Assignment Agreement
E - Form of Application
F - Form of Rate
Designation Notice

SCHEDULES:

I   -      Restricted and Unrestricted Subsidiaries
II  -      Opinion of Andrews & Kurth L.L.P.
III -      Opinion of David L. Hicks
IV  -      Subordination Provisions